Exhibit 4.2

UPFC AUTO RECEIVABLES TRUST 2006-A

Class A-1 5.2728% Asset Backed Notes

Class A-2 5.46% Asset Backed Notes

Class A-3 5.49% Asset Backed Notes

INDENTURE

Dated as of June 1, 2006

DEUTSCHE BANK TRUST COMPANY AMERICAS

Trustee and Trust Collateral Agent

i

EXHIBITS

EXHIBIT A-1	Form of Class A-1 Note
EXHIBIT A-2	Form of Class A-2 Notes
EXHIBIT A-3	Form of Class A-3 Note

SCHEDULES

SCHEDULE A	Representations and Warranties of the Trust
SCHEDULE B	Servicing Criteria To Be Addressed In Assessment Of Compliance

INDENTURE dated as of June 1, 2006, between UPFC AUTO RECEIVABLES TRUST 2006-A, a Delaware statutory trust (the “Trust”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, as trustee (the “Trustee”) and Trust Collateral Agent (as defined below).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Trust’s Class A-1 5.2728% Asset Backed Notes (the “Class A-1 Notes”), the Class A-2 5.46% Asset Backed Notes (the “Class A-2 Notes”) and the Class A-3 5.49% Asset Backed Notes (the “Class A-3 Notes” and together with the Class A-1 Notes and the Class A-2 Notes, the “Notes”).

As security for the payment and performance by the Trust of its obligations under this Indenture and the Notes, the Trust has agreed to assign the Collateral (as defined below) as collateral to the Trust Collateral Agent for the benefit of the Trustee on behalf of the Noteholders and the Security Insurer.

MBIA Insurance Corporation (the “Security Insurer”) has issued and delivered a note guaranty insurance policy, dated the Closing Date (the “Note Policy”), pursuant to which the Security Insurer guarantees Insured Payments, as defined in the Note Policy.

As an inducement to the Security Insurer to issue and deliver the Note Policy, the Trust and the Security Insurer have executed and delivered the Insurance Agreement, dated as of June 15, 2006 (as amended from time to time, the “Insurance Agreement”), among the Security Insurer, the Trust, the Trustee, the Trust Collateral Agent, the Backup Servicer, the Servicer and UPFC Auto Receivables Corp.

As an additional inducement to the Security Insurer to issue the Note Policy, and as security for the performance by the Trust of the Insurer Trust Secured Obligations and as security for the performance by the Trust of the Trustee Trust Secured Obligations, the Trust has agreed to assign the Collateral (as defined below) as collateral to the Trust Collateral Agent for the benefit of the Trust Secured Parties, as their respective interests may appear.

GRANTING CLAUSE

The Trust hereby Grants to the Trust Collateral Agent at the Closing Date, for the benefit of the Trust Secured Parties, all of the Trust’s right, title and interest in and to (a) the Receivables; (b) an assignment of the security interests in the Financed Vehicles granted by Obligors pursuant to the Receivables and any other interest of the Trust in the Financed Vehicles; (c) any proceeds with respect to the Receivables repurchased by a Dealer, pursuant to a Dealer Agreement, as a result of a breach of representation or warranty in the related Dealer Agreement; (d) all rights under any Service Contracts on the related Financed Vehicles; (e) any proceeds with respect to the Receivables from claims on any physical damage, credit life or disability insurance policies covering Financed Vehicles or Obligors; (f) the Trust Accounts and all funds on deposit from time to time in the Trust Accounts, and in all investments and proceeds thereof and all rights of the Trust therein (including all income thereon); (g) the Trust’s rights and benefits, but none of its obligations or burdens, under the Sale Agreement, including the delivery requirements, representations and warranties and the cure and repurchase obligations of United Auto Credit Corporation under the Sale Agreement; (h) all items contained in the Receivable Files and any and all other documents that United Auto Credit Corporation, as Servicer keeps on file in accordance with its customary procedures relating to the Receivables, the Obligors or the Financed Vehicles, (i) the Trust’s rights and benefits, but none of its obligations or burdens, under the Sale and Servicing Agreement (including all rights of the Seller under the Sale Agreement); and (j) all of the Trust’s (i) Accounts, (ii) Chattel Paper, (iii) Documents, (iv) Instruments and (v) General Intangibles (as such terms are defined in the UCC) relating to the property described in (a) through (i); and (k) all present and future claims, demands, causes and choses of action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the “Collateral”).

The foregoing Grant is made in trust to the Trust Collateral Agent, for the benefit of the Trustee on behalf of the Noteholders and for the benefit of the Security Insurer. The Trust Collateral Agent hereby acknowledges such Grant, accepts the trusts under this Indenture in accordance with the provisions of this Indenture and agrees to perform its duties required in this Indenture to the end that the interests of such parties, recognizing the priorities of their respective interests may be adequately and effectively protected.

ARTICLE I

Definitions and Incorporation by Reference

SECTION 1.1 Definitions. Except as otherwise specified herein, the following terms have the respective meanings set forth below for all purposes of this Indenture.

“Act” has the meaning specified in SECTION 11.3(a).

“Affiliate” means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. A Person shall not be deemed to be an Affiliate of any person solely because such other Person has the contractual right or obligation to manage such Person unless such other Person controls such Person through equity ownership or otherwise.

“Authorized Officer” means, with respect to the Trust and the Servicer, any officer or agent acting pursuant to a power of attorney of the Owner Trustee or the Servicer, as applicable, who is authorized to act for the Owner Trustee or the Servicer, as applicable, in matters relating to the Trust and who is identified on the list of Authorized Officers delivered by the Servicer to the Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter) and shall include, with respect to the Trust, any person appointed as attorney-in-fact to act on behalf of the Trust (including the Servicer and its officers pursuant to Section 10.11 of the Amended and Restated Trust Agreement).

“Basic Documents” means this Indenture, the Certificate of Trust, the Trust Agreement, as amended, the Sale and Servicing Agreement, the Spread Account Agreement, the Insurance Agreement, the Sale Agreement and other documents and certificates delivered in connection therewith.

“Book Entry Notes” means a beneficial interest in the Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in SECTION 2.10.

“Business Day” means any day other than a Saturday, a Sunday, a legal holiday or other day on which commercial banking institutions located in Wilmington, Delaware, Newport Beach, California, New York City, New York or any other location of any successor Servicer successor, Owner Trustee or successor Trust Collateral Agent are authorized or obligated by law, executive order or governmental decree to be closed.

“Certificate” means a trust certificate evidencing the beneficial interest of a Certificateholder in the Trust.

“Certificateholder” means the Person in whose name a Certificate is registered on the Certificate Register.

“Certificate of Trust” means the certificate of trust of the Trust substantially in the form of Exhibit B to the Trust Agreement.

“Class A-1 Interest Rate” means 5.2728% per annum (computed on the basis of a 360-day year and the actual number of days in the related Interest Period).

“Class A-1 Notes” means the Class A-1 5.2728% Asset Backed Notes, substantially in the form of Exhibit A-1.

“Class A-2 Interest Rate” means 5.46% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months).

“Class A-2 Notes” means the Class A-2 5.46% Asset Backed Notes, substantially in the form of Exhibit A-2.

“Class A-3 Interest Rate” means 5.49% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months).

“Class A-3 Notes” means the Class A-3 5.49% Asset Backed Notes, substantially in the form of Exhibit A-3.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

“Clearing Agency Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

“Closing Date” means June 15, 2006.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

“Collateral” has the meaning specified in the Granting Clause of this Indenture.

“Controlling Party” means the Security Insurer, so long as no Insurer Default shall have occurred and be continuing, and the Trustee, for so long as an Insurer Default shall have occurred and be continuing.

“Corporate Trust Office” means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered which office at date of the execution of this Indenture is located at 60 Wall Street, 26th Floor, New York, New York 10005, Attention: Corporate Trust Office, or at such other address as the Trustee may designate from time to time by notice to the Noteholders, the Security Insurer, the Servicer and the Trust, or the principal corporate trust office of any successor Trustee (the address of which the successor Trustee will notify the Noteholders and the Trust).

“Default” means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

“Definitive Notes” has the meaning specified in SECTION 2.10.

“Department of Labor Prohibited Transaction Class Exemption” means Prohibited Transaction Class Exemption (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 or a similar exemption.

“Distribution Amount” means the sum of (a) Available Funds and (b) Additional Funds Available.

“Distribution Date” has the meaning specified in the Sale and Servicing Agreement.

“ERISA” has the meaning specified in SECTION 2.4.

“Event of Default” has the meaning specified in SECTION 5.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Executive Officer” means, with respect to any corporation, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, any Executive Vice President, any Senior Vice President, any Vice President, the Secretary or the Treasurer of such corporation; and with respect to any partnership, any general partner thereof.

“Grant” means mortgage, pledge, bargain, warrant, alienate, remise, release, convey, assign, transfer, create, grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to this Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Holder” or “Noteholder” means the Person in whose name a Note is registered on the Note Register.

“Indebtedness” means, with respect to any Person at any time, (a) indebtedness or liability of such Person for borrowed money whether or not evidenced by bonds, debentures, notes or other instruments, or for the deferred purchase price of property or services (including trade obligations); (b) obligations of such Person as lessee under leases which should have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases; (c) current liabilities of such Person in respect of unfunded vested benefits under plans covered by Title IV of ERISA; (d) obligations issued for or liabilities incurred on the account of such Person; (e) obligations or liabilities of such Person arising under acceptance facilities; (f) obligations of such Person under any guarantees, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or otherwise to assure a creditor against loss; (g) obligations of such Person secured by any lien on property or assets of such Person, whether or not the obligations have been assumed by such Person; or (h) obligations of such Person under any interest rate or currency exchange agreement.

“Indenture” means this Indenture as amended and supplemented from time to time.

“Independent” means, when used with respect to any specified Person, that the person (a) is in fact independent of the Trust, any other obligor upon the Notes, the Seller and any Affiliate of any of the foregoing persons, (b) does not have any direct financial interest or any material indirect financial interest in the Trust, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons and (c) is not connected with the Trust, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

“Independent Certificate” means a certificate or opinion to be delivered to the Trust Collateral Agent under the circumstances described in, and otherwise complying with, the applicable requirements of SECTION 11.1, prepared by an Independent appraiser or other expert appointed by an Trust Order and approved by the Trust Collateral Agent in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of “Independent” in this Indenture and that the signer is Independent within the meaning thereof.

“Insured Payments” has the meaning specified in the Note Policy.

“Insurer Trust Secured Obligations” means all amounts and obligations which the Trust may at any time owe to or on behalf of the Security Insurer under this Indenture, the Insurance Agreement or any other Basic Document.

“Interest Rate” means, with respect to the (i) Class A-1 Notes, the Class A-1 Interest Rate, (ii) Class A-2 Notes, the Class A-2 Interest Rate and (iii) Class A-3 Notes, the Class A-3 Interest Rate.

“Note” means a Class A-1 Note, a Class A-2 Note or a Class A-3 Note.

“Note Owner” means, with respect to a Book-Entry Note, the person who is the owner of such Book-Entry Note, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

“Note Paying Agent” means the Trustee or any other Person that meets the eligibility standards for the Trustee specified in SECTION 6.11 and is authorized by the Trust to make the payments to and distributions from the Collection Account and the Note Distribution Account, including payment of principal of or interest on the Notes on behalf of the Trust.

“Note Policy” means the insurance policy issued by the Security Insurer with respect to the Notes, including any endorsements thereto.

“Note Register” and “Note Registrar” have the respective meanings specified in SECTION 2.4.

“Notice of Claim” has the meaning specified in the Sale and Servicing Agreement.

“Officer’s Certificate” means a certificate signed by any Authorized Officer of the Trust (including the Servicer pursuant to Section 10.11 of the Amended and Restated Trust Agreement), under the circumstances described in, and otherwise complying with, the applicable requirements of SECTION 11.1 and TIA § 314, and delivered to the Trustee. Unless otherwise specified, any reference in this Indenture to an Officer’s Certificate shall be to an Officer’s Certificate of any Authorized Officer of the Trust.

“Opinion of Counsel” means one or more written opinions of counsel who may, except as otherwise expressly provided in this Indenture, be employees of or counsel to the Trust and who shall be satisfactory to the Trustee and, if addressed to the Security Insurer, satisfactory to the Security Insurer, and which shall comply with any applicable requirements of SECTION 11.1, and shall be in form and substance satisfactory to the Trustee, and if addressed to the Security Insurer, satisfactory to the Security Insurer.

“Outstanding” means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture except:

(i) Notes theretofore canceled by the Note Registrar or delivered to the Note Registrar for cancellation;

(ii) Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Trustee or any Note Paying Agent in trust for the Noteholders (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor, satisfactory to the Trustee); and

(iii) Notes in exchange for or in lieu of other Notes which have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Trustee is presented that any such Notes are held by a bona fide purchaser;

provided, however, that Notes which have been paid with proceeds of the Note Policy shall continue to remain Outstanding for purposes of this Indenture until the Security Insurer has been paid as subrogee hereunder or reimbursed pursuant to the Insurance Agreement as evidenced by a written notice from the Security Insurer delivered to the Trustee, and the Security Insurer shall be deemed to be the Holder thereof to the extent of any payments thereon made by the Security Insurer; provided, further, that in determining whether the Holders of the requisite Outstanding Amount of the Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Basic Document, Notes owned by the Trust, any other obligor upon the Notes, the Seller or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Trustee either actually knows to be so owned or has received written notice thereof shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Trust, any other obligor upon the Notes, the Seller or any Affiliate of any of the foregoing Persons.

“Outstanding Amount” means the aggregate principal amount of all Notes, or class of Notes, as applicable, Outstanding at the date of determination.

“Predecessor Note” means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under SECTION 2.5 in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Rating Agency” means each of Moody’s and Standard & Poor’s, so long as such Persons maintain a rating on the Notes; and if any of Moody’s or Standard & Poor’s no longer maintains a rating on the Notes, such other nationally recognized statistical rating organization designated by the Seller and acceptable to the Security Insurer (so long as an Insurer Default shall not have occurred and be continuing), notice of which designation shall be given to the Trust Collateral Agent, the Owner Trustee and the Servicer.

“Rating Agency Condition” means, with respect to any action, that each Rating Agency shall have been given 10 days (or such shorter period as shall be acceptable to each Rating Agency) prior notice thereof and that each Rating Agency shall have notified the Seller, the Servicer, the Security Insurer, the Trustee, the Owner Trustee and the Trust in writing that such action will not result in a reduction or withdrawal of the then current rating of any Class of Notes without regard to the Note Policy.

“Record Date” means, with respect to a Distribution Date or Redemption Date, the close of business on the Business Day immediately preceding such Distribution Date or Redemption Date.

“Redemption Date” means in the case of a redemption of the Notes pursuant to SECTION 10.1(b), the Distribution Date specified by the Servicer or the Trust pursuant to SECTION 10.1(b).

“Redemption Price” means in the case of a redemption of the Receivables pursuant to SECTION 10.1(b), an amount equal to the unpaid principal amount of the then outstanding principal amount of each class of Notes being redeemed plus accrued and unpaid interest thereon to but excluding the Redemption Date.

“Regulation AB” means Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531

(Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

“Responsible Officer” means, with respect to the Trustee or the Trust Collateral Agent, any officer within the Corporate Trust Office of the Trustee, including any Vice President, Assistant Vice President, Assistant Secretary, or any other officer of the Trustee or the Trust Collateral Agent customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Sale and Servicing Agreement” means the Sale and Servicing Agreement dated as of June 1, 2006, among the Trust, the Seller, the Servicer, Trust Collateral Agent, Custodian, Backup Servicer and Designated Backup Subservicer as the same may be amended or supplemented from time to time.

“Servicing Criteria” means the “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

“Sponsor” means United Auto Credit Corporation, in its capacity as sponsor under the Sale and Servicing Agreement, and any Successor Sponsor thereunder.

“State” means any one of the 50 states of the United States of America or the District of Columbia.

“Termination Date” means the latest of (i) the expiration of the Note Policy and the return of the Note Policy to the Security Insurer for cancellation, (ii) the date on which the Security Insurer shall have received payment and performance of all Insurer Trust Secured Obligations and (iii) the date on which the Trustee shall have received payment and performance of all Trustee Trust Secured Obligations.

“Trust” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the Notes.

“Trust Collateral Agent” means, initially, Deutsche Bank Trust Company Americas, in its capacity as collateral agent on behalf of the Trust Secured Parties, including its successors-in-interest, until and unless a successor Person shall have become the Trust Collateral Agent pursuant to SECTION 6.17 hereof, and thereafter “Trust Collateral Agent” shall mean such successor Person.

“Trust Estate” means all money, instruments, rights and other property that are subject or intended to be subject to the lien and security interest of this Indenture for the benefit of the Noteholders (including all property and interests Granted to the Trust Collateral Agent), including all proceeds thereof.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended and as in force on the date hereof, unless otherwise specifically provided.

“Trust Order” and “Trust Request” means a written order or request signed in the name of the Trust by any one of its Authorized Officers and delivered to the Trustee.

“Trust Secured Obligations” means the Insurer Trust Secured Obligations and the Trustee Trust Secured Obligations.

“Trust Secured Parties” means each of the Trustees in respect of the Trustee Trust Secured Obligations and the Security Insurer in respect of the Insurer Trust Secured Obligations.

“Trustee” means Deutsche Bank Trust Company Americas, a New York banking corporation, not in its individual capacity but as trustee under this Indenture, or any successor trustee under this Indenture.

“Trustee Trust Secured Obligations” means all amounts and obligations which the Trust may at any time owe to or on behalf of the Trustee for the benefit of the Noteholders under this Indenture, the Notes or any Basic Document.

“UCC” means, unless the context otherwise requires, the Uniform Commercial Code, as in effect in the relevant jurisdiction, as amended from time to time.

Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Sale and Servicing Agreement or the Trust Agreement.

SECTION 1.2 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“Commission” means the Securities and Exchange Commission.

“indenture securities” means the Notes.

“indenture security holder” means a Noteholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Trust.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meaning assigned to them by such definitions.

SECTION 1.3 Rules of Construction. Unless the context otherwise requires:

(i) a term has the meaning assigned to it;

(ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

(iii) “or” is not exclusive;

(iv) “including” means including without limitation; and

(v) words in the singular include the plural and words in the plural include the singular.

ARTICLE II

The Notes

SECTION 2.1 Form. The Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, in each case together with the Trustee’s certificate of authentication, shall be in substantially the form set forth in Exhibits A-1, A-2 and A-3, respectively, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

The Definitive Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

Each Note shall be dated the date of its authentication. The terms of the Notes set forth in Exhibits A-1, A-2 and A-3 are part of the terms of this Indenture.

SECTION 2.2 Execution, Authentication and Delivery. The Notes shall be executed on behalf of the Trust by an Authorized Officer of the Owner Trustee. The signature of any such Authorized Officer on the Notes may be manual or facsimile.

Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officer of the Owner Trustee shall bind the Trust, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

The Trustee shall, upon receipt of the Note Policy and Trust Order, authenticate and deliver Class A-1 Notes for original issue in an aggregate principal amount of $52,000,000, Class A-2 Notes for original issue in the aggregate principal amount of $94,000,000 and Class A-3 Notes for original issue in an aggregate principal amount of $96,000,000. The Class A-1 Notes, Class A-2 Notes and Class A-3 Notes outstanding at any time may not exceed such amounts except as provided in SECTION 2.5.

The Notes shall be issuable as registered Notes in the minimum denomination of $1,000 and in integral multiples thereof (except for one Note of each class which may be issued in a denomination other than an integral multiple of $1,000).

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

SECTION 2.3 Temporary Notes. Pending the preparation of Definitive Notes, the Trust may execute, and upon receipt of an Trust Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, of the tenor of the Definitive Notes in lieu of which they are issued and with such variations not inconsistent with the terms of this Indenture as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

If temporary Notes are issued, the Trust will cause Definitive Notes to be prepared without unreasonable delay. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the office or agency of the Trust to be maintained as provided in SECTION 3.2, without charge to the Noteholder. Upon surrender for cancellation of any one or more temporary Notes, the Trust shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of Definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

SECTION 2.4 Registration; Registration of Transfer and Exchange. The Trust shall cause to be kept a register (the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Trust shall provide for the registration of Notes and the registration of transfers of Notes. The Trustee shall be “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. Upon any resignation of any Note Registrar, the Trust shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Note Registrar.

If a Person other than the Trustee is appointed by the Trust as Note Registrar, the Trust will give the Trustee prompt written notice of the appointment of such Note Registrar and of the location, and any change in the location, of the Note Register, and the Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Trustee shall have the right to conclusively rely upon a certificate executed on behalf of the Note Registrar by an Executive Officer thereof as to the names and addresses of the Noteholders of the Notes and the principal amounts and number of such Notes.

Subject to SECTION 2.10 and SECTION 2.12 hereof, upon surrender for registration of transfer of any Note at the office or agency of the Trust to be maintained as provided in SECTION 3.2, if the requirements of Section 8-401(1) of the UCC are met the Trust

shall execute and upon its request the Trustee shall authenticate and the Noteholder shall obtain from the Trustee, in the name of the designated transferee or transferees, one or more new Notes, in any authorized denominations, of the same class and a like aggregate principal amount.

At the option of the Noteholder, Notes may be exchanged for other Notes in any authorized denominations, of the same class and a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, subject to SECTION 2.10 and SECTION 2.12 hereof, if the requirements of Section 8-401(1) of the UCC are met the Trust shall execute and upon its request the Trustee shall authenticate and the Noteholder shall obtain from the Trustee, the Notes which the Noteholder making the exchange is entitled to receive.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Trust, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or exchange shall be (i) duly endorsed by, or be accompanied by a written instrument of transfer in the form attached to Exhibits A-1, A-2 and A-3 duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar which requirements include membership or participation in Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act, and (ii) accompanied by such other documents as the Trustee may require.

Notwithstanding the foregoing, in the case of any sale or other transfer of a Definitive Note, the transferor of such Definitive Note shall be required to represent and warrant in writing that the prospective transferee either (a) is not an employee benefit plan or other retirement arrangement subject to section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Code or any substantially similar applicable law (“Similar Law”) or an entity whose underlying assets are deemed to be assets of a plan described above by reason of such plan’s investment in the entity (each, a “Benefit Plan”) or (b) is acquiring the Definitive Note for, or on behalf of, a Benefit Plan and the acquisition and holding of the Definitive Note by such prospective transferee is covered by a Department of Labor Prohibited Transaction Class Exemption and will not cause a non-exempt violation of any Similar Law. Each transferee of a Book Entry Note that is a Benefit Plan shall be deemed to represent that its acquisition and holding of the Book Entry Note is covered by a Department of Labor Prohibited Transaction Class Exemption and will not cause a non-exempt violation of any Similar Law.

No service charge shall be made to a Noteholder for any registration of transfer or exchange of Notes, but the Note Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to SECTION 2.3 or SECTION 9.6 not involving any transfer.

The preceding provisions of this section notwithstanding, the Trust shall not be required to make and the Note Registrar shall not register transfers or exchanges of Notes selected for redemption or of any Note for a period of 15 days preceding the due date for any payment with respect to the Note.

SECTION 2.5 Mutilated, Destroyed, Lost or Stolen Notes. If (i) any mutilated Note is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Trustee and the Security Insurer (unless an Insurer Default shall have occurred and be continuing) such security or indemnity as may be required by it to hold the Trust, the Trustee and the Security Insurer harmless, then, in the absence of notice to the Trust, the Note Registrar or the Trustee that such Note has been acquired by a bona fide purchaser, and provided that the requirements of Section 8-405 of the UCC are met, the Trust shall execute and upon its request the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven days shall be due and payable, or shall have been called for redemption, instead of issuing a replacement Note, the Trust may direct the Trustee, in writing, to pay such destroyed, lost or stolen Note when so due or payable or upon the Redemption Date, without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Trust, the Trustee and the Security Insurer shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Trust or the Trustee in connection therewith.

Upon the issuance of any replacement Note under this Section, the Trust may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Trustee) connected therewith.

Every replacement Note issued pursuant to this Section in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Trust, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

SECTION 2.6 Persons Deemed Owner. Prior to due presentment for registration of transfer of any Note, the Trust, the Trustee and any agent of the Trust or the Trustee, or the Security Insurer may treat the Person in whose name any Note is registered (as of the Record

Date) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Trust, the Security Insurer, the Trustee nor any agent of the Trust or the Trustee shall be affected by notice to the contrary.

SECTION 2.7 Payment of Principal and Interest; Defaulted Interest.

(a) The Notes shall accrue interest as provided in the forms of the Class A-1 Note, the Class A-2 Note and the Class A-3 Note set forth in Exhibits A-1, A-2 and A-3, respectively, and such interest shall be due and payable on each Distribution Date, as specified therein. Any installment of interest or principal, if any, payable on any Note which is punctually paid or duly provided for by the Trust on the applicable Distribution Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered on the Record Date, by check mailed first-class, postage prepaid, to such Person’s address as it appears on the Note Register on such Record Date, except that, unless Definitive Notes have been issued pursuant to SECTION 2.12, with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payment will be made by wire transfer in immediately available funds to the account designated by such nominee and except for the final installment of principal payable with respect to such Note on a Distribution Date or on the Final Scheduled Distribution Date (and except for the Redemption Price for any Note called for redemption pursuant to SECTION 10.1(b) which shall be payable as provided below. The funds represented by any such checks returned undelivered shall be held in accordance with SECTION 3.3.

(b) The principal of each Note shall be payable in installments on each Distribution Date, as applicable, as provided in the forms of the Class A-1 Note, the Class A-2 Note and the Class A-3 Note set forth in Exhibits A-1, A-2 and A-3, respectively. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable, if not previously paid, on the date on which an Event of Default shall have occurred and be continuing, if the Trustee, the Noteholders representing not less than a majority of the Outstanding Amount of the Notes (so long as an Insurer Default has occurred and is continuing) or the Security Insurer (so long as no Insurer Default has occurred and is continuing) has declared the Notes to be immediately due and payable in the manner provided in SECTION 5.2. All principal payments on each class of Notes shall be made pro rata to the Noteholders of such class entitled thereto. Upon written notice from the Trust, the Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Distribution Date on which the Trust expects that the final installment of principal of and interest on such Note will be paid. Such notice shall be mailed or transmitted by facsimile prior to such final Distribution Date and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment. Notices in connection with redemptions of Notes shall be mailed to Noteholders as provided in SECTION 10.2.

(c) If the Trust defaults in a payment of interest on the Notes, and such default is waived by the Controlling Party, the Trust shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) at the applicable Interest Rate in any lawful manner. The Trust may pay such defaulted interest to the Persons who are Noteholders on the immediately following Distribution Date, and, if such amount is not paid on such following Distribution Date, then on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Trust shall fix or cause to be fixed any such special record date and payment date, and, at least 15 days before any such special record date, the Trust shall mail to each Noteholder and the Trustee a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

(d) Promptly following the date on which all principal of and interest on the Notes has been paid in full and the Notes have been surrendered to the Trustee, the Trustee shall, if the Security Insurer has paid any amount in respect of the Notes under the Note Policy or otherwise which has not been reimbursed to it, deliver such surrendered Notes to the Security Insurer.

SECTION 2.8 Cancellation. Subject to SECTION 2.7(d), all Notes surrendered for payment, registration of transfer, exchange, or redemption shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by the Trustee. Subject to SECTION 2.7(d), the Trust may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Trust may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section, except as expressly permitted by this Indenture. Subject to SECTION 2.7(d), all canceled Notes may be held or disposed of by the Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Trust shall timely direct by an Trust Order that they be destroyed or returned to it; provided that such Trust Order is timely and the Notes have not been previously disposed of by the Trustee.

SECTION 2.9 Release of Collateral. The Trust Collateral Agent shall, on or after the Termination Date, release any remaining portion of the Trust Estate from the lien created by this Indenture and deposit in the Collection Account any funds then on deposit in any other Trust Account. The Trust Collateral Agent shall release property from the lien created by this Indenture pursuant to this SECTION 2.9, other than pursuant to SECTION 11.1(b)(v) herein, only upon receipt of an Trust Request accompanied by an Officer’s Certificate, an Opinion of Counsel and (if required by the TIA) Independent Certificates in accordance with TIA §§ 314(c) and 314(d)(1) meeting the applicable requirements of SECTION 11.1.

SECTION 2.10 Book-Entry Notes. The Notes, upon original issuance, will be issued in the form of typewritten Notes representing the Book-Entry Notes, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Trust. Such Notes shall initially be registered on the Note Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Note Owner will receive a Definitive Note representing such Note Owner’s interest in such Note, except as provided in SECTION 2.12. Unless and until definitive, fully registered Notes (the “Definitive Notes”) have been issued to Note Owners pursuant to SECTION 2.12:

(i) the provisions of this Section shall be in full force and effect;

(ii) the Note Registrar and the Trustee shall be entitled to deal with the Clearing Agency for all purposes of this Indenture (including the payment of principal of and interest on the Notes and the giving of instructions or directions hereunder) as the sole Holder of the Notes, and shall have no obligation to the Note Owners;

(iii) to the extent that the provisions of this Section conflict with any other provisions of this Indenture, the provisions of this Section shall control;

(iv) the rights of Note Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Note Owners and the Clearing Agency and/or the Clearing Agency Participants. Unless and until Definitive Notes are issued pursuant to SECTION 2.12, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments of principal of and interest on the Notes to such Clearing Agency Participants;

(v) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Noteholders evidencing a specified percentage of the Outstanding Amount of the Notes, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes and has delivered such instructions to the Trustee; and

(vi) Note Owners may receive copies of any reports sent to Noteholders pursuant to this Indenture, upon written request, together with a certification that they are Note Owners and payment of reproduction and postage expenses associated with the distribution of such reports, from the Trustee at the Corporate Trust Office.

SECTION 2.11 Notices to Clearing Agency. Whenever a notice or other communication to the Noteholders is required under this Indenture, unless and until Definitive Notes shall have been issued to Note Owners pursuant to SECTION 2.12, the Trustee shall give all such notices and communications specified herein to be given to the Noteholders to the Clearing Agency, and shall have no obligation to the Note Owners.

SECTION 2.12 Definitive Notes. If (i) the Servicer advises the Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Notes, and the Servicer is unable to locate a qualified successor, (ii) the Servicer at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of an Event of Default, Note Owners representing beneficial interests aggregating at least a majority of the Outstanding Amount of the Notes advise the Trustee through the Clearing Agency in writing that the continuation of a book entry system through the Clearing Agency is no longer in the best interests of the Note Owners, then the Clearing Agency shall notify all Note Owners and the Trustee of the occurrence of any such event and of the availability of Definitive Notes to Note Owners requesting the same. Upon surrender to the Trustee of the typewritten Note or Notes representing the Book-Entry Notes by the Clearing Agency, accompanied by registration instructions, the Trust shall execute and the Trustee shall authenticate the Definitive Notes in accordance with the instructions of the Clearing Agency. None of the Trust, the Note Registrar or the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be fully protected in relying on, such instructions. Upon the issuance of Definitive Notes, the Trustee shall recognize the Holders of the Definitive Notes as Noteholders.

ARTICLE III

Covenants

SECTION 3.1 Payment of Principal and Interest. The Trust will duly and punctually pay the principal of and interest on the Notes in accordance with the terms of the Notes and this Indenture. Without limiting the foregoing, the Trust will cause to be distributed all amounts on deposit in the Note Distribution Account on a Distribution Date deposited therein pursuant to the Sale and Servicing Agreement (i) for the benefit of the Class A-l Notes, to Class A-1 Noteholders, (ii) for the benefit of the Class A-2 Notes, to Class A-2 Noteholders and (iii) for the benefit of the Class A-3 Notes, to Class A-3 Noteholders. Amounts properly withheld under the Code by any Person from a payment to any Noteholder of interest and/or principal shall be considered as having been paid by the Trust to such Noteholder for all purposes of this Indenture.

SECTION 3.2 Maintenance of Office or Agency. The Trust will maintain in New York, New York, an office or agency where Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Trust in respect of the Notes and this Indenture may be served. The Trust hereby initially appoints the Trustee to serve as its agent for the foregoing purposes. The Trust will give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency. If at any time the Trust shall fail to maintain any such office or agency or shall fail to furnish the Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Trust hereby appoints the Trustee as its agent to receive all such surrenders, notices and demands.

SECTION 3.3 Money for Payments to be Held in Trust. On or before each Distribution Date and Redemption Date, the Trust shall deposit or cause to be deposited in the Note Distribution Account from the Collection Account an aggregate sum sufficient to pay the amounts then becoming due under the Notes, such sum to be held in trust for the benefit of the Persons entitled thereto and (unless the Note Paying Agent is the Trustee) shall promptly notify the Trustee of its action or failure so to act.

The Trust will cause each Note Paying Agent other than the Trustee to execute and deliver to the Trustee and the Security Insurer an instrument in which such Note Paying Agent shall agree with the Trustee (and if the Trustee acts as Note Paying Agent, it hereby so agrees), subject to the provisions of this Section, that such Note Paying Agent will:

(i) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(ii) give the Trustee notice of any default by the Trust (or any other obligor upon the Notes) of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;

(iii) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent;

(iv) immediately resign as a Note Paying Agent and forthwith pay to the Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Note Paying Agent at the time of its appointment; and

(v) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

The Trust may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Trust Order direct any Note Paying Agent to pay to the Trustee all sums held in trust by such Note Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which the sums were held by such Note Paying Agent; and upon such a payment by any Note Paying Agent to the Trustee, such Note Paying Agent shall be released from all further liability with respect to such money.

Subject to applicable laws with respect to the escheat of funds, any money held by the Trustee or any Note Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to the Trust on Trust Request with the consent of the Security Insurer (unless an Insurer Default shall have occurred and be continuing) and shall be deposited by the Trustee in the Collection Account; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Trust for payment thereof (but only to the extent of the amounts so paid to the Trust), and all liability of the Trustee or such Note Paying Agent with respect to such trust money shall thereupon cease; provided, however, that if such money or any portion thereof had been previously deposited by the Security Insurer or the Trust Collateral Agent with the Trustee for the payment of principal or interest on the Notes, to the extent any amounts are owing to the Security Insurer, such amounts shall be paid promptly to the Security Insurer upon the Trustee’s receipt of a written request by the Security Insurer to such effect; and provided, further, that the Trustee or such Note Paying Agent, before being required to make any such repayment, shall at the expense of the Trust cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in New York, New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Trust. The Trustee shall also adopt and employ, at the expense of the Trust, any other reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Trustee or of any Note Paying Agent, at the last address of record for each such Holder).

SECTION 3.4 Existence. Except as otherwise permitted by the provisions of SECTION 3.10, the Trust will keep in full effect its existence, rights and franchises as a statutory trust under the laws of the State of Delaware (unless it becomes, or any successor Trust hereunder is or becomes, organized under the laws of any other state or of the United States of America, in which case the Trust will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Collateral and each other instrument or agreement included in the Trust Estate.

SECTION 3.5 Protection of Trust Estate. The Trust intends the security interest granted pursuant to this Indenture in favor of the Trust Secured Parties to be prior to all other liens in respect of the Trust Estate, and the Trust shall take all actions necessary to obtain and maintain, in favor of the Trust Collateral Agent, for the benefit of the Trust Secured Parties, a first lien on and a first priority, perfected security interest in the Trust Estate. The Trust will from time to time prepare (or shall cause to be prepared), execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

(i) grant more effectively all or any portion of the Trust Estate;

(ii) maintain or preserve the lien and security interest (and the priority thereof) in favor of the Trust Collateral Agent for the benefit of the Trust Secured Parties created by this Indenture or carry out more effectively the purposes hereof;

(iii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

(iv) enforce any of the Collateral;

(v) preserve and defend title to the Trust Estate and the rights of the Trust Collateral Agent in such Trust Estate against the claims of all persons and parties;

(vi) pay all taxes or assessments levied or assessed upon the Trust Estate when due; and

(vii) maintain or preserve all of the Trust’s right, title and interest in its rights and benefits, but none of its obligations or burdens, under the Sale Agreement and the Sale and Servicing Agreement, including the Trust’s rights under the Sale Agreement and the Sale and Servicing Agreement, to enforce the delivery requirements, representations and warranties and the cure and repurchase obligations of UACC and the Seller under the Sale Agreement and the Sale and Servicing Agreement.

The Trust hereby designates the Trust Collateral Agent its agent and attorney-in-fact to execute any financing statement, continuation statement or other instrument required by the Trust Collateral Agent pursuant to this Section.

SECTION 3.6 Opinions as to Trust Estate.

(a) On the Closing Date, the Trust shall furnish to the Trustee, the Trust Collateral Agent and the Security Insurer an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Indenture, any indentures supplemental hereto, and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements, as are necessary to perfect and make effective the first priority lien and security interest in favor of the Trust Collateral Agent, for the benefit of the Trust Secured Parties, created by this Indenture and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make such lien and security interest effective.

(b) Within 120 days after the beginning of each calendar year, beginning with the first calendar year beginning more than six months after the Closing Date, the Trust shall furnish to the Trustee, Trust Collateral Agent and the Security Insurer an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as are necessary to maintain the lien and security interest created by this Indenture and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest of this Indenture until January 31 in the following calendar year.

SECTION 3.7 Performance of Obligations; Servicing of Receivables.

(a) The Trust will not take any action and will use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person’s material covenants or obligations under any instrument or agreement included in the Trust Estate or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as ordered by any bankruptcy or other court or as expressly provided in this Indenture, the Basic Documents or such other instrument or agreement.

(b) The Trust may contract with other Persons acceptable to the Security Insurer (so long as no Insurer Default shall have occurred and be continuing) to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Trustee and the Security Insurer in an Officer’s Certificate of the Trust shall be deemed to be action taken by the Trust. Initially, the Trust has contracted with the Servicer to assist the Trust in performing its duties under this Indenture.

(c) The Trust will punctually perform and observe all of its obligations and agreements contained in this Indenture, the Basic Documents and in the instruments and agreements included in the Trust Estate, including, but not limited to, preparing (or causing to prepared) and filing (or causing to be filed) all UCC financing statements and continuation statements required to be filed by the terms of this Indenture and the Sale and Servicing Agreement in accordance with and within the time periods provided for herein and therein. Except as otherwise expressly provided therein, the Trust shall not waive, amend, modify, supplement or terminate any Basic Document or any provision thereof without the consent of the Trustee, the Security Insurer and the Holders of at least a majority of the Outstanding Amount of the Notes.

(d) If a responsible officer of the Owner Trustee shall have actual knowledge of the occurrence of a Servicer Termination Event under the Sale and Servicing Agreement, the Trust shall promptly notify the Trustee, the Security Insurer and the Rating Agencies thereof in accordance with SECTION 11.4, and shall specify in such notice the action, if any, the Trust is taking in respect of such default. If a Servicer Termination Event shall arise from the failure of the Servicer to perform any of its duties or obligations under the Sale and Servicing Agreement with respect to the Receivables, the Trust shall take all reasonable steps available to it to remedy such failure.

(e) The Trust agrees that it will not waive timely performance or observance by the Servicer or the Seller of their respective duties under the Basic Documents (x) without the prior consent of the Security Insurer (unless an Insurer Default shall have occurred and be continuing) or (y) if the effect thereof would adversely affect the Holders of the Notes.

SECTION 3.8 Negative Covenants. So long as any Notes are Outstanding, the Trust shall not:

(i) except as expressly permitted by this Indenture or the Basic Documents, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Trust, including those included in the Trust Estate, unless directed to do so by the Controlling Party;

(ii) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Trust Estate; or

(iii) (A) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien in favor of the Trust Collateral Agent created by this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this

Indenture except as may be expressly permitted hereby, (B) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof (other than tax liens, mechanics’ liens and other liens that arise by operation of law, in each case on a Financed Vehicle and arising solely as a result of an action or omission of the related Obligor), (C) permit the lien of this Indenture not to constitute a valid first priority (other than with respect to any such tax, mechanics’ or other lien) security interest in the Trust Estate, or (D) amend, modify or fail to comply with the provisions of the Basic Documents without the prior written consent of the Controlling Party.

SECTION 3.9 Annual Statement as to Compliance.

(a) The Trust will deliver to the Trustee and the Security Insurer, within 120 days after the end of each fiscal year of the Trust (commencing with the fiscal year ended December 31, 2006), and otherwise in compliance with the requirements of TIA Section 314(a)(4) an Officer’s Certificate stating, as to the Authorized Officer signing such Officer’s Certificate, that

(i) a review of the activities of the Trust during such year and of performance under this Indenture has been made under such Authorized Officer’s supervision; and

(ii) to the best of such Authorized Officer’s knowledge, based on such review, the Trust has complied with all conditions and covenants under this Indenture and the other Basic Documents throughout such year, or, if there has been a default in the compliance of any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

(b) On or before March 1st of each calendar year, commencing in 2007 until and unless a Form 15 suspension notification has been filed with respect to the Trust, the Indenture Trustee shall:

(i) deliver to the Depositor, acting on behalf of the Trust, a report (in form and substance reasonably satisfactory to the Depositor) regarding the Indenture Trustee’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Trust and signed by an authorized officer of the Indenture Trustee, and shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit B hereto.

SECTION 3.10 Trust May Consolidate, Etc. Only on Certain Terms.

(a) The Trust shall not consolidate or merge with or into any other Person, unless:

(i) the Person (if other than the Trust) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the

United States of America or any state and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee and the Security Insurer (so long as no Insurer Default shall have occurred and be continuing), the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Trust to be performed or observed, all as provided herein;

(ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(iii) the Rating Agency Condition shall have been satisfied with respect to such transaction;

(iv) the Trust shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Trustee and the Security Insurer (so long as no Insurer Default shall have occurred and be continuing)) to the effect that such transaction will not have any material adverse tax consequence to the Trust, the Security Insurer, any Noteholder or the Certificateholder;

(v) any action as is necessary to maintain the lien and security interest created by this Indenture shall have been taken;

(vi) the Trust shall have delivered to the Trustee and the Security Insurer an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation or merger and such supplemental indenture comply with this ARTICLE III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act); and

(vii) so long as no Insurer Default shall have occurred and be continuing, the Trust shall have given the Security Insurer written notice of such consolidation or merger at least 20 Business Days prior to the consummation of such action and shall have received the prior written approval of the Security Insurer of such consolidation or merger and the Trust or the Person (if other than the Trust) formed by or surviving such consolidation or merger has a net worth, immediately after such consolidation or merger, that is (a) greater than zero and (b) not less than the net worth of the Trust immediately prior to giving effect to such consolidation or merger.

(b) The Trust shall not convey or transfer all or substantially all of its properties or assets, including those included in the Trust Estate, to any Person, unless:

(i) the Person that acquires by conveyance or transfer the properties and assets of the Trust the conveyance or transfer of which is hereby restricted shall (A) be a United States citizen or a Person organized and existing under the laws of the United States of America or any state, (B) expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, and the Security Insurer (so long as no Insurer Default shall have occurred and be continuing), the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture and each of the Basic Documents on the part of the Trust to be performed or observed, all as provided herein, (C) expressly agree by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of Holders of the Notes, (D) unless otherwise provided in such supplemental indenture, expressly agree to indemnify, defend and hold harmless the Trust against and from any loss, liability or expense arising under or related to this Indenture and the Notes and (E) expressly agree by means of such supplemental indenture that such Person (or if a group of persons, then one specified Person) shall prepare (or cause to be prepared) and make all filings with the Commission (and any other appropriate Person) required by the Exchange Act in connection with the Notes;

(ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(iii) the Rating Agency Condition shall have been satisfied with respect to such transaction;

(iv) the Trust shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Trustee and the Security Insurer (so long as no Insurer Default shall have occurred and be continuing)) to the effect that such transaction will not have any material adverse tax consequence to the Trust, the Security Insurer, any Noteholder or the Certificateholder;

(v) any action as is necessary to maintain the lien and security interest created by this Indenture shall have been taken;

(vi) the Trust shall have delivered to the Trustee and the Security Insurer an Officer’s Certificate and an Opinion of Counsel each stating that such conveyance or transfer and such supplemental indenture comply with this ARTICLE III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act); and

(vii) so long as no Insurer Default shall have occurred and be continuing, the Trust shall have given the Security Insurer written notice of such conveyance or transfer at least 20 Business Days prior to the consummation of such action and shall have received the prior written approval of the Security Insurer of such conveyance or transfer and the Trust or the Person (if other than the Trust) formed by or surviving such conveyance or transfer has a net worth, immediately after such conveyance or transfer, that is (a) greater than zero and (b) not less than the net worth of the Trust immediately prior to giving effect to such conveyance or transfer.

(c) The Trust will not change its jurisdiction of organization without notifying the Trustee and the Security Insurer and taking any actions necessary to maintain a first priority perfected security interest in the Collateral under this Indenture.

SECTION 3.11 Successor or Transferee.

(a) Upon any consolidation or merger of the Trust in accordance with SECTION 3.10(a), the Person formed by or surviving such consolidation or merger (if other than the Trust) shall succeed to, and be substituted for, and may exercise every right and power of, the Trust under this Indenture with the same effect as if such Person had been named as the Trust herein.

(b) Upon a conveyance or transfer of all the assets and properties of the Trust pursuant to SECTION 3.10(b), UPFC Auto Receivables Trust 2006-A will be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Trust with respect to the Notes immediately upon the delivery of written notice to the Trustee stating that UPFC Auto Receivables Trust 2006-A is to be so released.

SECTION 3.12 No Other Business. The Trust shall not engage in any business other than financing, purchasing, owning, selling and managing the Receivables in the manner contemplated by this Indenture and the Basic Documents and activities incidental thereto.

SECTION 3.13 No Borrowing. The Trust shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any Indebtedness except for (i) the Notes, (ii) obligations owing from time to time to the Security Insurer under the Insurance Agreement and (iii) any other Indebtedness permitted by or arising under the Basic Documents. The proceeds of the Notes shall be used exclusively to fund the Trust’s purchase of the Receivables and the other assets specified in the Sale and Servicing Agreement, to fund the Spread Account and to pay the Trust’s organizational, transactional and start-up expenses.

SECTION 3.14 Servicer’s Obligations. The Trust shall cause the Servicer to comply with Sections 4.9, 4.10, 4.11 and 5.10 of the Sale and Servicing Agreement.

SECTION 3.15 Guarantees, Loans, Advances and Other Liabilities. Except as contemplated by the Sale and Servicing Agreement or this Indenture, the Trust shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

SECTION 3.16 Capital Expenditures. The Trust shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

SECTION 3.17 Compliance with Laws. The Trust shall comply with the requirements of all applicable laws, the non-compliance with which would, individually or in the aggregate, materially and adversely affect the ability of the Trust to perform its obligations under the Notes, this Indenture or any Basic Document.

SECTION 3.18 Restricted Payments. The Trust shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Trust or otherwise with respect to any ownership or equity interest or security in or of the Trust or to the Servicer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Trust may make, or cause to be made, distributions to the Servicer, the Owner Trustee, the Trustee and the Certificateholders as permitted by, and to the extent funds are available for such purpose under, the Sale and Servicing Agreement or Trust Agreement. The Trust will not, directly or indirectly, make payments to or distributions from the Collection Account except in accordance with this Indenture and the Basic Documents.

SECTION 3.19 Notice of Events of Default. Upon a responsible officer of the Owner Trustee having actual knowledge thereof, the Trust agrees to give the Trustee, the Security Insurer and the Rating Agencies prompt written notice of each Event of Default hereunder and each default on the part of the Servicer or the Seller of its obligations under the Sale and Servicing Agreement.

SECTION 3.20 Further Instruments and Acts. Upon request of the Trustee or the Security Insurer, the Trust will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 3.21 Amendments of Sale and Servicing Agreement and Trust Agreement. The Trust shall not agree to any amendment to Section 12.1 of the Sale and Servicing Agreement or Section 10.1 of the Trust Agreement to eliminate the requirements thereunder that the Trustee or the Holders of the Notes consent to amendments thereto as provided therein.

SECTION 3.22 Income Tax Characterization. For purposes of federal income, state and local income and franchise and any other income taxes, the Trust will treat the Notes as indebtedness and hereby instructs the Trustee, and each Noteholder (or beneficial Note Owner) shall be deemed, by virtue of acquisition of its interest in such Note, to have agreed, to treat the Notes as indebtedness for all applicable tax reporting purposes.

ARTICLE IV

Satisfaction and Discharge

SECTION 4.1 Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect with respect to the Notes except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon, (iv) SECTION 3.3, SECTION 3.4, SECTION 3.5, SECTION 3.8, SECTION 3.10, SECTION 3.12, SECTION 3.13, SECTION 3.20, SECTION 3.21 and SECTION 3.22, (v) the rights, obligations and immunities of the Trustee hereunder (including the rights of the Trustee under SECTION 6.7 and the obligations of the Trustee under SECTION 4.2) and (vi) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them, and the Trustee, on demand of and at the expense of the Trust, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when

(A) either

(1) all Notes theretofore authenticated and delivered (other than (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in SECTION 2.5 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Trust and thereafter repaid to the Trust or discharged from such trust, as provided in SECTION 3.3) have been delivered to the Trustee for cancellation and the Note Policy has expired and been returned to the Security Insurer for cancellation; or

(2) all Notes not theretofore delivered to the Trustee for cancellation

(i) have become due and payable,

(ii) will become due and payable at their respective Final Scheduled Distribution Dates within one year, or

(iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Trust,

and the Trust, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be irrevocably deposited with the Trust Collateral Agent cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation when due to the Final Scheduled Distribution Date or Redemption Date (if Notes shall have been called for redemption pursuant to SECTION 10.1(b)) as the case may be;

(B) the Trust has paid or caused to be paid all Insurer Trust Secured Obligations, all Trustee Trust Secured Obligations; and

(C) the Trust has delivered to the Trustee, the Trust Collateral Agent and the Security Insurer an Officer’s Certificate, an Opinion of Counsel and if required by the TIA, the Trustee, the Trust Collateral Agent or the Security Insurer (so long as an Insurer Default shall not have occurred and be continuing) an Independent Certificate from a firm of certified public accountants, each meeting the applicable requirements of SECTION 11.1(a) and each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with. If the Indenture has been satisfied and discharged in accordance with the provisions of SECTION 4.1(A)(2) then such opinion of counsel shall also include an opinion that amounts deposited by the Trust in accordance with SECTION 4.1(A)(2) would not be characterized as an avoidable preference.

SECTION 4.2 Application of Trust Money. All moneys deposited with the Trustee pursuant to SECTION 4.1 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes, this Indenture and the other Basic Documents, to the payment, either directly or through any Note Paying Agent, as the Trustee may determine, to the Holders of the particular Notes for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest and, in the case of the Class A-3 Certificates, additional amounts to become due pursuant to SECTION 10.1 of the Sale and Servicing Agreement; but such moneys need not be segregated from other funds except to the extent required herein or in the Sale and Servicing Agreement or required by law.

SECTION 4.3 Repayment of Moneys Held by Note Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all moneys then held by any Note Paying Agent other than the Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Trust, be paid to the Trustee to be held and applied according to SECTION 3.3 and thereupon such Note Paying Agent shall be released from all further liability with respect to such moneys.

ARTICLE V

Remedies

SECTION 5.1 Events of Default. “Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(i) default in the payment of any interest on any Note when the same becomes due and payable, and such default shall continue for a period of five days (solely for purposes of this clause, a payment on the Notes funded by the Security Insurer or the Collateral Agent pursuant to the Spread Account Agreement shall be deemed to be a payment made by the Trust); or

(ii) default in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable (solely for purposes of this clause, a payment on the Notes funded by the Security Insurer or the Collateral Agent pursuant to the Spread Account Agreement shall be deemed to be a payment made by the Trust); or

(iii) so long as an Insurer Default shall not have occurred and be continuing, an Insurance Agreement Event of Default shall have occurred; provided, however, that the occurrence of an Insurance Agreement Event of Default may not form the basis of an Event of Default unless the Security Insurer shall, upon prior written notice to the Rating Agencies, have delivered to the Trust and the Trustee and not rescinded a written notice specifying that such Insurance Agreement Event of Default constitutes an Event of Default under the Indenture; or

(iv) default in the observance or performance of any covenant or agreement of the Trust made in this Indenture (other than a covenant or agreement, a default in the observance or performance of which is elsewhere in this Section specifically dealt with), or any representation or warranty of the Trust made in this Indenture, in any Basic Document or in any certificate or any other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made, and such default shall continue or not be cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days (or for such longer period, not in excess of 90 days, as may be reasonably necessary to remedy such default; provided that such default is capable of remedy within 90 days or less and the Servicer on behalf of the Owner Trustee delivers an Officer’s Certificate to the Trustee to the effect that the Trust has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy such default) after there shall have been given, by registered or certified mail, to the Trust by the Trustee or to the Trust and the Trustee by the Security Insurer (or, if an Insurer Default shall have occurred and is continuing, by the Holders of at least 25% of the Outstanding Amount of the Notes), a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(v) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Trust or any substantial part of the Trust Estate in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Trust or for any substantial part of the Trust Estate, or ordering the winding-up or liquidation of the Trust’s affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

(vi) the commencement by the Trust of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Trust to the entry of an order for relief in an involuntary case under any such law, or the consent by the Trust to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Trust or for any substantial part of the Trust Estate, or the making by the Trust of any general assignment for the benefit of creditors, or the failure by the Trust generally to pay its debts as such debts become due, or the taking of action by the Trust in furtherance of any of the foregoing; or

(vii) the Trust becoming taxable as an association or a publicly traded partnership taxable as a corporation for federal or state income tax purposes.

The Trust shall deliver to the Trustee and the Security Insurer, within five days after the occurrence thereof, written notice in the form of an Officer’s Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under clause (iii), its status and what action the Trust is taking or proposes to take with respect thereto.

SECTION 5.2 Rights Upon Event of Default.

(a) If an Insurer Default shall not have occurred and be continuing and an Event of Default shall have occurred and be continuing, the Trustee shall at the written direction of the Security Insurer declare that the Notes shall become immediately due and payable at par, together with accrued interest thereon; provided, however, that if an Event of Default pursuant to subclauses (v) or (vi) of SECTION 5.1 shall have occurred and be continuing, the Trustee shall, regardless of any written direction thereto, declare that the Notes shall become immediately due and payable at par, together with accrued interest thereon. If the Notes shall have been declared immediately due and payable following an Event of Default, the Controlling Party may exercise any of the remedies specified in SECTION 5.4(a). In the event of any acceleration of any Notes by operation of this SECTION 5.2, the Trustee shall continue to be entitled to make claims under the Note Policy pursuant to the Sale and Servicing Agreement for Insured Payments on the Notes. Payments under the Note Policy following acceleration of any Notes shall be applied by the Trustee:

FIRST: to Noteholders for amounts due and unpaid on the Notes for interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest; and

SECOND: to Noteholders for amounts due and unpaid on the Notes for principal, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal.

(b) In the event any Notes are accelerated due to an Event of Default, the Security Insurer shall have the right (in addition to its obligation to pay Insured Payments on the Notes in accordance with the Note Policy), but not the obligation, to make payments under the Note Policy or otherwise of interest and principal due on such Notes, in whole or in part, on any date or dates following such acceleration as the Security Insurer, in its sole discretion, shall elect.

(c) If an Insurer Default shall have occurred and be continuing and an Event of Default shall have occurred and be continuing, the Trustee in its discretion may, or, if so requested in writing by Holders holding Notes representing not less than a majority of the Outstanding Amount of the Notes, shall declare by written notice to the Trust that the Notes become, whereupon they shall become, immediately due and payable at par, together with accrued interest thereon.

(d) At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this ARTICLE V provided, then the Security Insurer in its sole discretion or if an Insurer Default has occurred and is continuing, the Noteholders representing a majority of the Outstanding Amount of the Notes, by written notice to the Trust and the Trustee, may rescind and annul such declaration and its consequences if:

(i) the Trust has paid or deposited with the Trustee a sum sufficient to pay:

(A) all payments of principal of and interest on all Notes and all other amounts that would then be due hereunder or upon such Notes if the Event of Default giving rise to such acceleration had not occurred; and

(B) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel; and

(ii) all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in SECTION 5.12.

No such rescission shall affect any subsequent default or impair any right consequent thereto.

SECTION 5.3 Collection of Indebtedness and Suits for Enforcement by Trustee.

(a) The Trust covenants that if (i) default is made in the payment of any interest on any Note when the same becomes due and payable, and such default continues for a period of five days, or (ii) default is made in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable, the Trust will pay to the Trustee, for the benefit of the Holders of the Notes, the whole amount then due and payable on such Notes for principal and interest, with interest upon the overdue principal, and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue installments of interest, at the applicable Interest Rate and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel.

(b) Each Trust Secured Party hereby irrevocably and unconditionally appoints the Controlling Party as the true and lawful attorney-in-fact of such Trust Secured Party for so long as such Trust Secured Party is not the Controlling Party, with full power of substitution, to execute, acknowledge and deliver any notice, document, certificate, paper, pleading or instrument and to do in the name of the Controlling Party as well as in the name, place and stead of such Trust Secured Party such acts, things and deeds for or on behalf of and in the name of such Trust Secured Party under this Indenture (including specifically under SECTION 5.4) and under the Basic Documents which such Trust Secured Party could or might do or which may be necessary, desirable or convenient in such Controlling Party’s sole discretion to effect the purposes contemplated hereunder and under the Basic Documents and, without limitation, following the occurrence of an Event of Default, exercise full right, power and authority to take, or defer from taking, any and all acts with respect to the administration, maintenance or disposition of the Trust Estate.

(c) If an Event of Default occurs and is continuing, the Trustee may in its discretion but with the consent of the Controlling Party and shall, at the written direction of the Controlling Party, proceed to protect and enforce its rights and the rights of the Noteholders by such appropriate Proceedings as the Trustee or the Controlling Party shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Trustee by this Indenture or by law.

(d) [Reserved]

(e) In case there shall be pending, relative to the Trust or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Trust estate, proceedings under Title 11 of the United States Code or any other applicable federal or State bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Trust or its property or such other obligor or Person, or in case of any other comparable judicial proceedings relative to the Trust or other obligor upon the Notes, or to the creditors or property of the Trust or such other obligor, the Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise with the Security Insurer’s consent or at the direction of the Security Insurer (in each case, so long as the Security Insurer is the Controlling Party):

(i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence, bad faith or willful misconduct) and of the Noteholders allowed in such proceedings;

(ii) unless prohibited by applicable law and regulations, to vote on behalf of the Noteholders in any election of a trustee, a standby trustee or person performing similar functions in any such proceedings;

(iii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and of the Trustee on their behalf; and

(iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee or the Noteholders allowed in any judicial proceedings relative to the Trust, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith.

(f) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such Proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.

(g) All rights of action and of asserting claims under this Indenture, the Spread Account Agreement or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes or the production thereof in any trial or other proceedings relative thereto, and any such action or Proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Notes.

(h) In any Proceedings brought by the Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture or the Spread Account Agreement), the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Noteholder a party to any such proceedings.

SECTION 5.4 Remedies.

(a) If an Event of Default shall have occurred and be continuing, the Controlling Party may do or, so long as the Security Insurer is the Controlling Party, may direct the Trustee to do, one or more of the following (subject to SECTION 5.5):

(i) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Trust and any other obligor upon such Notes moneys adjudged due;

(ii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust Estate;

(iii) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Trustee and the Holders of the Notes; and

(iv) direct the Trust Collateral Agent to sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law; provided, however, that if the Trustee is the Controlling Party, the Trustee may not sell or otherwise liquidate the Trust Estate following an Event of Default unless:

(A) such Event of Default is of the type described in SECTION 5.1(i) or SECTION 5.1(ii); or

(B) either

(x) the Holders of 100% of the Outstanding Amount of the Notes consent thereto, or

(y) the proceeds of such sale or liquidation distributable to the Noteholders are sufficient to discharge in full all amounts then due and unpaid upon such Notes for principal and interest and amounts due to the Security Insurer, or

(z) The Trustee determines that the Trust Estate will not continue to provide sufficient funds for the payment of principal of and interest on the Notes as they would have become due if the Notes had not been declared due and payable, and the Trustee provides prior written notice to the Rating Agencies and obtains the consent of Holders of 66-2/3% of the Outstanding Amount of the Notes.

In determining such sufficiency or insufficiency with respect to clause (y) and (z), the Trustee may, but need not, obtain and conclusively rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

SECTION 5.5 Optional Preservation of the Receivables. If the Trustee is the Controlling Party and if the Notes have been declared to be due and payable under SECTION 5.2 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Trustee may, but need not, elect to direct the Trust Collateral Agent to maintain possession of the Trust Estate. It is the desire of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Notes and amounts due to the Security Insurer, and the Trustee shall take such desire into account when determining whether or not to direct the Trust Collateral Agent to maintain possession of the Trust Estate. In determining whether to direct the Trust Collateral Agent to maintain possession of the Trust Estate, the Trustee may, but need not, obtain and conclusively rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

SECTION 5.6 Priorities.

(a) Following (1) the acceleration of the Notes pursuant to SECTION 5.2 or (2) if an Insurer Default shall have occurred and be continuing, the occurrence of an Event of Default pursuant to SECTION 5.1(i), SECTION 5.1(ii), SECTION 5.1(iv), SECTION 5.1(v), or SECTION 5.1(vi), of this Indenture or (3) the receipt of Insolvency Proceeds pursuant to Section 10.1(b) of the Sale and Servicing Agreement, the Distribution Amount, including any money or property collected pursuant to SECTION 5.4 of this Indenture and any such Insolvency Proceeds, shall be applied by the Trust Collateral Agent on the related Distribution Date in the following order of priority:

FIRST: amounts due and owing and required to be distributed to the Servicer (provided there is no Servicer Event of Default), the Owner Trustee, the Trustee, Back Up Servicer, the Designated Backup Subservicer, the Collateral Agent and the Trust Collateral Agent, respectively, pursuant to priorities (i) and (ii) of Section 5.7(b) of the Sale and Servicing Agreement and not previously distributed, in the order of such priorities as set forth therein and without limitation, preference or priority of any kind within such priorities;

SECOND: to Noteholders for amounts due and unpaid on the Notes for interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest;

THIRD: to Holders of the Class A-1 Notes for amounts due and unpaid on the Class A-1 Notes for principal, until the Outstanding Amount of the Class A-1 Notes is reduced to zero;

FOURTH: to Holders of the Class A-2 Notes and the Class A-3 Notes for amounts due and unpaid on those Notes for principal, ratably, without preference or priority of any kind, according to the amounts due and payable on those Notes for principal, until the Outstanding Amount of each of the Class A-2 Notes and the Class A-3 Notes has been reduced to zero;

FIFTH: amounts due and owing and required to be distributed to the Security Insurer pursuant to priority (v) or (viii) of Section 5.7(b) of the Sale and Servicing Agreement and not previously distributed);

SIXTH: to the Class A-3 Notes, additional amounts due if the Servicer does not exercise its rights with respect to the optional purchase as provided in Section 10.1 of the Sale and Servicing Agreement;

SEVENTH: to the Collateral Agent to be applied as provided in the Spread Account Agreement.

(b) The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this SECTION 5.6. At least 15 days before such record date the Trust shall mail to each Noteholder and the Trustee a notice that states the record date, the payment date and the amount to be paid.

SECTION 5.7 Limitation of Suits. No Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(i) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(ii) the Holders of not less than 25% of the Outstanding Amount of the Notes have made written request to the Trustee to institute such Proceeding in respect of such Event of Default in its own name as Trustee hereunder;

(iii) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in complying with such request;

(iv) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceedings;

(v) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority of the Outstanding Amount of the Notes; and

(vi) an Insurer Default shall have occurred and be continuing;

it being understood and intended that no one or more Noteholders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Noteholders or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided.

SECTION 5.8 Unconditional Rights of Noteholders To Receive Principal and Interest. Notwithstanding any other provisions in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Note on or after the respective due dates thereof expressed in such Note or in this Indenture (or, in the case of redemption, on or after the Redemption Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

SECTION 5.9 Restoration of Rights and Remedies. If the Controlling Party or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Trustee or to such Noteholder, then and in every such case the Trust, the Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

SECTION 5.10 Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Controlling Party or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 5.11 Delay or Omission Not a Waiver. No delay or omission of the Trustee, the Controlling Party, the Security Insurer or any Holder of any Note to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein. Every right and remedy given by this ARTICLE V or by law to the Trustee or to the

Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Noteholders, as the case may be.

SECTION 5.12 Control by Noteholders. If the Trustee is the Controlling Party, the Holders of a majority of the Outstanding Amount of the Notes shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Trustee with respect to the Notes or exercising any trust or power conferred on the Trustee; provided that

(i) such direction shall not be in conflict with any rule of law or with this Indenture;

(ii) subject to the express terms of SECTION 5.4, any direction to the Trustee to sell or liquidate the Trust Estate shall be by the Noteholders representing not less than 100% of the Outstanding Amount of the Notes;

(iii) if the conditions set forth in SECTION 5.5 have been satisfied and the Trustee elects to retain the Trust Estate pursuant to such Section, then any direction to the Trustee by Noteholders representing less than 100% of the Outstanding Amount of the Notes to sell or liquidate the Trust Estate shall be of no force and effect; and

(iv) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction;

provided, however, that, subject to ARTICLE VI, the Trustee need not take any action that it determines might involve it in liability, financial or otherwise, without receiving indemnity satisfactory to it, or might materially adversely affect the rights of any Noteholders not consenting to such action.

SECTION 5.13 Waiver of Past Defaults. Prior to the declaration of the acceleration of the maturity of the Notes as provided in SECTION 5.4, the Security Insurer or, if an Insurer Default shall have occurred and be continuing, the Noteholders of not less than a majority of the Outstanding Amount of the Notes may waive any past Default or Event of Default and its consequences except a Default (a) in payment of principal of or interest on any of the Notes or (b) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Note. In the case of any such waiver, the Trust, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

SECTION 5.14 Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs and expenses, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to (a) any suit instituted by the Trustee, (b) any suit instituted by any Noteholder, or group of Noteholders, in each case holding in the aggregate more than 10% of the Outstanding Amount of the Notes or (c) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture (or, in the case of redemption, on or after the Redemption Date).

SECTION 5.15 Waiver of Stay or Extension Laws. The Trust covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Trust (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 5.16 Action on Notes. The Trustee’s right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Trustee against the Trust or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Trust.

SECTION 5.17 Performance and Enforcement of Certain Obligations.

(a) Promptly following a request from the Trustee to do so and at the Servicer’s expense, the Trust agrees to take all such lawful action as the Trustee may request to compel or secure the performance and observance by the Seller and the Servicer, as applicable, of each of their obligations to the Trust under or in connection with the Sale and Servicing Agreement in accordance with the terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Trust under or in connection with the Sale and Servicing Agreement to the extent and in the manner directed by the Trustee, including the transmission of notices of default on the part of the Seller or the Servicer thereunder and the institution of legal or administrative actions or Proceedings to compel or secure performance by the Seller or the Servicer of each of their obligations under the Sale and Servicing Agreement.

(b) If the Trustee is a Controlling Party and if an Event of Default has occurred and is continuing, the Trustee may, and, at the written direction of the Holders of 66-2/3% of the Outstanding Amount of the Notes shall, subject to ARTICLE VI, exercise all rights, remedies, powers, privileges and claims of the Trust against the Seller or the Servicer under or in connection with the Sale and Servicing Agreement, including the right or power to take any action to compel or secure performance or observance by the Seller or the Servicer of each of their obligations to the Trust thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Sale and Servicing Agreement, and any right of the Trust to take such action shall be suspended.

ARTICLE VI

The Trustee and the Trust Collateral Agent

SECTION 6.1 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and the Basic Documents to which it is a Party and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; however, the Trustee shall examine the certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture.

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to SECTION 5.12.

(d) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Trust.

(e) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law or the terms of this Indenture or the Sale and Servicing Agreement.

(f) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or indemnity reasonably satisfactory to it against such risk or liability is not assured to it.

(g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this SECTION 6.1 and to the provisions of the TIA.

(h) The Trustee shall, upon two Business Days’ prior notice to the Trustee, permit any representative of the Security Insurer at the expense of the Trust, during the Trustee’s normal business hours, to examine all books of account, records, reports and other papers of the Trustee relating to the Notes, to make copies and extracts therefrom and to discuss the Trustee’s affairs and actions, as such affairs and actions relate to the Trustee’s duties with respect to the Notes, with the Trustee’s officers and employees responsible for carrying out the Trustee’s duties with respect to the Notes.

(i) The Trustee shall, and hereby agrees that it will, perform all of the obligations and duties required of it under the Sale and Servicing Agreement.

(j) The Trustee shall, and hereby agrees that it will, hold the Note Policy in trust, and will hold any proceeds of any claim on the Note Policy in trust solely for the use and benefit of the Noteholders.

(k) Without limiting the generality of this SECTION 6.1, the Trustee shall have no duty (i) to see to any recording, filing or depositing of this Indenture or any agreement referred to herein or any financing statement evidencing a security interest in the Financed Vehicles, or to see to the maintenance of any such recording or filing or depositing or to any recording, refiling or redepositing of any thereof, (ii) to see to any insurance of the Financed Vehicles or Obligors or to effect or maintain any such insurance, (iii) to see to the payment or discharge of any tax, assessment or other governmental charge or any Lien or encumbrance of any kind owing with respect to, assessed or levied against any part of the Trust, (iv) to confirm or verify the contents of any reports or certificates delivered to the Trustee pursuant to this Indenture or the Sale and Servicing Agreement believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties, or (v) to inspect the Financed Vehicles at any time or ascertain or inquire as to the performance of observance of any of the Trust’s, the Seller’s or the Servicer’s representations, warranties or covenants or the Servicer’s duties and obligations as Servicer and as custodian of the Receivable Files under the Sale and Servicing Agreement.

(l) In no event shall Deutsche Bank Trust Company Americas, in any of its capacities hereunder, be deemed to have assumed any duties of the Owner Trustee under the Delaware Statutory Trust Statute, common law, or the Trust Agreement.

SECTION 6.2 Rights of Trustee.

(a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer’s Certificate or Opinion of Counsel.

(c) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, the Trust, UPFC Auto Receivables Corp., United Auto Credit Corporation or CenterOne Financial Services LLC or any other such agent, attorney, custodian or nominee appointed with due care by it hereunder.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct, negligence or bad faith.

(e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) The Trustee shall be under no obligation to institute, conduct or defend any litigation under this Indenture or in relation to this Indenture, at the request, order or direction of any of the Noteholders or the Controlling Party, pursuant to the provisions of this Indenture, unless such Noteholders or the Controlling Party shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby; provided, however, that the Trustee shall, upon the occurrence of an Event of Default (that has not been cured), exercise the rights and powers vested in it by this Indenture with reasonable care and skill.

(g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Security Insurer (so long as no Insurer Default shall have occurred and be continuing) or (if an Insurer Default shall have occurred and be continuing) by the Noteholders evidencing not less than 25% of the Outstanding Amount thereof; provided, however, that the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to so proceeding; the reasonable expense of every such examination shall be paid by the Person making such request, or, if paid by the Trustee, shall be reimbursed by the Person making such request upon demand.

(h) The Trustee shall not be liable for any losses on investments except for losses resulting from the failure of the Trustee to make an investment in accordance with written instructions given in accordance hereunder. If the Trustee acts as the Note Paying Agent or Note Registrar, the rights and protections afforded to the Trustee shall be afforded to the Note Paying Agent and Note Registrar.

SECTION 6.3 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Trust or its Affiliates with the same rights it would have if it were not Trustee. Any Note Paying Agent, Note Registrar, co-registrar or co-Note Paying Agent may do the same with like rights. However, the Trustee must comply with SECTION 6.11, and SECTION 6.12.

SECTION 6.4 Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Trust Estate or the Notes, it shall not be accountable for the Trust’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Trust in the Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication.

SECTION 6.5 Notice of Defaults. If an Event of Default occurs and is continuing and if it is either known by, or written notice of the existence thereof has been delivered to, a Responsible Officer of the Trustee, the Trustee shall mail to each Noteholder and the Security Insurer notice of the Default within 90 days after such knowledge or notice occurs. Except in the case of a Default in payment of principal of or interest on any Note (including payments pursuant to the mandatory redemption provisions of such Note), the Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interests of Noteholders.

SECTION 6.6 Reports by Trustee to Holders. The Trustee shall deliver to each Noteholder such information as may be reasonably required to enable such Holder to prepare its federal and state income tax returns.

SECTION 6.7 Compensation and Indemnity.

(a) Pursuant to Section 5.7(b) of the Sale and Servicing Agreement, the Trust shall, or shall cause the Servicer to, pay to the Trustee from time to time compensation for its services. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Trust shall cause the Servicer to reimburse the Trustee, the Trust Collateral Agent, the Collateral Agent, the Backup Servicer, the Custodian and the Designated Backup Subservicer for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s, the Backup Servicer’s, the Designated Backup Subservicer’s, the Collateral Agent’s, the Custodian’s and the Trust Collateral Agent’s agents, counsel, accountants and experts. The Trust shall cause the Servicer to indemnify the Trustee, the Trust Collateral Agent, the Collateral Agent, the Backup Servicer, the Designated Backup Subservicer, the Custodian and their respective officers, directors, employees and agents against any and all loss, liability or expense (including attorneys’ fees and expenses) incurred by each of them in connection with the acceptance or the administration of this Trust and the performance of its duties hereunder and under the Basic

Documents. The Trustee, Trust Collateral Agent, the Collateral Agent, the Backup Servicer, the Custodian or the Designated Backup Subservicer shall notify the Trust and the Servicer promptly of any claim for which it may seek indemnity. Failure by the Trustee or Trust Collateral Agent to so notify the Trust and the Servicer shall not relieve the Trust of its obligations hereunder or the Servicer of its obligations under Article XI of the Sale and Servicing Agreement. The Trust shall cause the Servicer to defend the claim, and the Trustee, Trust Collateral Agent, the Collateral Agent, the Backup Servicer, the Custodian or the Designated Backup Subservicer may have separate counsel and the Trust shall cause the Servicer to pay the fees and expenses of such counsel. Neither the Trust nor the Servicer need reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee, Trust Collateral Agent, Collateral Agent, Backup Servicer, the Custodian or Designated Backup Subservicer through the Trustee’s, Trust Collateral Agent’s, Collateral Agent’s, Backup Servicer’s, Custodian’s or Designated Backup Subservicer’s own willful misconduct, negligence or bad faith.

(b) The Trust’s payment obligations to the Trustee pursuant to this Section shall survive the discharge of this Indenture or the earlier resignation or removal of the Trustee or the Trust Collateral Agent or the Collateral Agent or the Backup Servicer or the Designated Backup Subservicer. When the Trustee, the Trust Collateral Agent, the Collateral Agent, the Backup Servicer or the Designated Backup Subservicer incurs expenses after the occurrence of a Default specified in SECTION 5.1(v) or SECTION 5.1(vi) with respect to the Trust, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or State bankruptcy, insolvency or similar law. Notwithstanding anything else set forth in this Indenture or the Basic Documents, the Trustee agrees that the obligations of the Trust (but not the Servicer) to the Trustee hereunder and under the Basic Documents shall be with recourse to the Trust Estate only and specifically shall not be recourse to the assets of the Certificateholder or any Noteholder. In addition, the Trustee agrees that its recourse to the Trust, the Trust Estate, the Seller and amounts held pursuant of the Spread Account Agreement shall be limited to the right to receive the distributions referred to in Section 5.7(b) of the Sale and Servicing Agreement.

(c) In no event shall the Trustee, the Trust Collateral Agent, the Collateral Agent, the Backup Servicer, the Custodian and the Designated Backup Subservicer be liable for any indirect, special, punitive or consequential loss or damage of any kind whatsoever, including, but not limited to, lost profits, even if the Trustee, the Trust Collateral Agent, the Collateral Agent, the Backup Servicer, the Custodian and the Designated Backup Subservicer have been advised of the likelihood of such loss or damage and regardless of the form of action.

(d) In no event shall the Trustee, the Trust Collateral Agent, the Collateral Agent, the Backup Servicer, the Custodian and the Designated Backup Subservicer be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared) terrorism, fire, riot, embargo and government action, including any laws, ordinances, regulations, governmental action or the like which delay, restrict or prohibit the providing of the services contemplated by this Agreement.

SECTION 6.8 Replacement of Trustee. The Trustee may resign at any time by so notifying the Trust and the Security Insurer. The Trust may and, at the request of the Security

Insurer (unless an Insurer Default shall have occurred and be continuing) shall, remove the Trustee, if:

(i) the Trustee fails to comply with SECTION 6.11;

(ii) a court having jurisdiction in the premises in respect of the Trustee in an involuntary case or proceeding under federal or State banking or bankruptcy laws, as now or hereafter constituted, or any other applicable federal or State bankruptcy, insolvency or other similar law, shall have entered a decree or order granting relief or appointing a receiver, liquidator, assignee, custodian, trustee, conservator, sequestrator (or similar official) for the Trustee or for any substantial part of the Trustee’s property, or ordering the winding-up or liquidation of the Trustee’s affairs;

(iii) an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or another present or future federal or State bankruptcy, insolvency or similar law is commenced with respect to the Trustee and such case is not dismissed within 60 days;

(iv) the Trustee commences a voluntary case under any federal or state banking or bankruptcy laws, as now or hereafter constituted, or any other applicable federal or State bankruptcy, insolvency or other similar law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, conservator, sequestrator (or other similar official) for the Trustee or for any substantial part of the Trustee’s property, or makes any assignment for the benefit of creditors or fails generally to pay its debts as such debts become due or takes any action in furtherance of any of the foregoing; or

(v) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Trust shall promptly appoint a successor Trustee acceptable to the Security Insurer (so long as an Insurer Default shall not have occurred and be continuing). If the Trust fails to appoint such a successor Trustee, the Security Insurer may appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee, the Security Insurer (provided that no Insurer Default shall have occurred and be continuing) and to the Trust. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the retiring Trustee under this Indenture subject to satisfaction of the Rating Agency Condition. The successor Trustee shall mail a notice of its succession to Noteholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee.

If a successor Trustee does not take office within 45 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Trust, the Security Insurer or the Holders of a majority in Outstanding Amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with SECTION 6.11, the Security Insurer, so long as the Insurer is the Controlling Party, or, if the Security Insurer is not the Controlling Party, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Trustee pursuant to SECTION 6.8 and payment of all fees and expenses owed to the outgoing Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section, the Trust’s and the Servicer’s obligations under SECTION 6.7 shall continue for the benefit of the retiring Trustee.

SECTION 6.9 Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee. The Trustee shall provide the Rating Agencies and the Security Insurer prior written notice of any such transaction.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 6.10 Appointment of Co-Trustee or Separate Trustee.

(a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust Estate may at the time be located, the Trustee with the consent of the Security Insurer (so long as an Insurer Default shall not have occurred and be continuing) shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Trust Estate, or any part hereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under SECTION 6.11 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under SECTION 6.8 hereof.

(b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder, including acts or omissions of predecessor or successor trustees; and

(iii) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this ARTICLE VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

(d) Any separate trustee or co-trustee may at any time constitute the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, dissolve, become insolvent, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall invest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

(e) Any and all amounts relating to the fees and expenses of the co-trustee or separate trustee will be borne by the Trust Estate.

SECTION 6.11 Eligibility: Disqualification. The Trustee shall at all times satisfy the requirements of TIA § 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and it shall have a long term, senior unsecured debt rating of BBB-, or an equivalent rating, or better by the Rating Agencies. The Trustee shall provide copies of such reports to the Security Insurer upon request. The Trustee shall comply with TIA § 310(b).

SECTION 6.12 Preferential Collection of Claims Against Trust. The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

SECTION 6.13 Appointment and Powers. Subject to the terms and conditions hereof, each of the Trust Secured Parties hereby appoints Deutsche Bank Trust Company Americas, as the Trust Collateral Agent with respect to the Collateral, and Deutsche Bank Trust Company Americas hereby accepts such appointment and agrees to act as Trust Collateral Agent with respect to the Collateral for the Trust Secured Parties, to maintain custody and possession of such Collateral (except as otherwise provided hereunder) and to perform the other duties of the Trust Collateral Agent in accordance with the provisions of this Indenture and the other Basic Documents. Each Trust Secured Party hereby authorizes the Trust Collateral Agent to take such action on its behalf, and to exercise such rights, remedies, powers and privileges hereunder, as the Controlling Party may direct and as are specifically authorized to be exercised by the Trust Collateral Agent by the terms hereof, together with such actions, rights, remedies, powers and privileges as are reasonably incidental thereto, including, but not limited to, the execution of any powers of attorney. The Trust Collateral Agent shall act upon and in compliance with the written instructions of the Controlling Party delivered pursuant to this Indenture promptly following receipt of such written instructions; provided that the Trust Collateral Agent shall not act in accordance with any instructions (i) which are not authorized by, or are in violation of the provisions of, this Indenture, (ii) which are in violation of any applicable law, rule or regulation or (iii) for which the Trust Collateral Agent has not received reasonable indemnity. Receipt of such instructions shall not be a condition to the exercise by the Trust Collateral Agent of its express duties hereunder, except where this Indenture provides that the Trust Collateral Agent is permitted to act only following and in accordance with such instructions.

SECTION 6.14 Performance of Duties. The Trust Collateral Agent shall have no duties or responsibilities except those expressly set forth in this Indenture and the other Basic Documents to which the Trust Collateral Agent is a party or as directed by the Controlling Party in accordance with this Indenture. The Trust Collateral Agent shall not be required to take any discretionary actions hereunder except at the written direction and with the indemnification of the Controlling Party (or, if the Controlling Party is the Trustee, with the indemnification of the Noteholders). The Trust Collateral Agent shall, and hereby agrees that it will, subject to this Article, perform all of the duties and obligations required of it under the Sale and Servicing Agreement.

SECTION 6.15 Limitation on Liability. Neither the Trust Collateral Agent nor any of its directors, officers or employees shall be liable for any action taken or omitted to be taken by it or them hereunder, or in connection herewith, except that the Trust Collateral Agent shall be liable for its negligence, bad faith or willful misconduct; nor shall the Trust Collateral Agent be responsible for the validity, effectiveness, value, sufficiency or enforceability against the Trust of this Indenture or any of the Collateral (or any part thereof). Notwithstanding any term or provision of this Indenture, the Trust Collateral Agent shall incur no liability to the Trust or the Trust Secured Parties for any action taken or omitted by the Trust Collateral Agent in connection with the Collateral, except for the negligence, bad faith or willful misconduct on the part of the Trust Collateral Agent, and, further, shall incur no liability to the Trust Secured

Parties except for negligence, bad faith or willful misconduct in carrying out its duties to the Trust Secured Parties. The Trust Collateral Agent shall be protected and shall incur no liability to any such party in relying upon the accuracy, acting in reliance upon the contents, and assuming the genuineness of any notice, demand, certificate, signature, instrument or other document reasonably believed by the Trust Collateral Agent to be genuine and to have been duly executed by the appropriate signatory, and (absent actual knowledge to the contrary by a Responsible Officer of the Trust Collateral Agent) the Trust Collateral Agent shall not be required to make any independent investigation with respect thereto. The Trust Collateral Agent shall at all times be free independently to establish to its reasonable satisfaction, but shall have no duty to independently verify, the existence or nonexistence of facts that are a condition to the exercise or enforcement of any right or remedy hereunder or under any of the Basic Documents. The Trust Collateral Agent may consult with counsel, and shall not be liable for any action taken or omitted to be taken by it hereunder in good faith and in accordance with the advice of such counsel. The Trust Collateral Agent shall not be under any obligation to exercise any of the remedial rights or powers vested in it by this Indenture or to follow any direction from the Controlling Party or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder unless it shall have received reasonable security or indemnity satisfactory to the Trust Collateral Agent against the costs, expenses and liabilities which might be incurred by it.

SECTION 6.16 Reliance Upon Documents. In the absence of negligence, bad faith or willful misconduct on its part, the Trust Collateral Agent shall be entitled to conclusively rely on any communication, instrument, paper or other document reasonably believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons and shall have no liability in acting, or omitting to act, where such action or omission to act is in reasonable reliance upon any statement or opinion contained in any such document or instrument.

SECTION 6.17 Successor Trust Collateral Agent.

(a) Merger. Any Person into which the Trust Collateral Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer its trust business and assets as a whole or substantially as a whole, or any Person resulting from any such conversion, merger, consolidation, sale or transfer to which the Trust Collateral Agent is a party, shall (provided it is otherwise qualified to serve as the Trust Collateral Agent hereunder) be and become a successor Trust Collateral Agent hereunder and be vested with all of the title to and interest in the Collateral and all of the trusts, powers, discretions, immunities, privileges and other matters as was its predecessor without the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto, anything herein to the contrary notwithstanding, except to the extent, if any, that any such action is necessary by the Trust to perfect, or continue the perfection of, the security interest of the Trust Secured Parties in the Collateral; provided that any such successor shall also be the successor Trustee under SECTION 6.9.

(b) Resignation. The Trust Collateral Agent and any successor Trust Collateral Agent may resign at any time by so notifying the Trust and the Security Insurer;

provided that the Trust Collateral Agent shall not so resign unless it shall also resign as Trustee hereunder.

(c) Removal. The Trust Collateral Agent may be removed by the Controlling Party at any time (and should be removed at any time that the Trustee has been removed), with or without cause, by an instrument or concurrent instruments in writing delivered to the Trust Collateral Agent, the other Trust Secured Party and the Trust. A temporary successor may be removed at any time to allow a successor Trust Collateral Agent to be appointed pursuant to subsection (d) below. Any removal pursuant to the provisions of this subsection (c) shall take effect only upon the date which is the latest of (i) the effective date of the appointment of a successor Trust Collateral Agent and the acceptance in writing by such successor Trust Collateral Agent of such appointment and of its obligation to perform its duties hereunder in accordance with the provisions hereof, and (ii) receipt by the Controlling Party of an Opinion of Counsel to the effect described in SECTION 3.6.

(d) Acceptance by Successor. The Controlling Party shall have the sole right to appoint each successor Trust Collateral Agent. Every temporary or permanent successor Trust Collateral Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Trustee, each Trust Secured Party and the Trust an instrument in writing accepting such appointment hereunder and the relevant predecessor shall execute, acknowledge and deliver such other documents and instruments as will effectuate the delivery of all Collateral to the successor Trust Collateral Agent, whereupon such successor, without any further act, deed or conveyance, shall become fully vested with all the estates, properties, rights, powers, duties and obligations of its predecessor. Such predecessor shall, nevertheless, on the written request of either Trust Secured Party or the Trust, execute and deliver an instrument transferring to such successor all the estates, properties, rights and powers of such predecessor hereunder. In the event that any instrument in writing from the Trust or an Trust Secured Party is reasonably required by a successor Trust Collateral Agent to more fully and certainly vest in such successor the estates, properties, rights, powers, duties and obligations vested or intended to be vested hereunder in the Trust Collateral Agent, any and all such written instruments shall, at the request of the temporary or permanent successor Trust Collateral Agent, be forthwith executed, acknowledged and delivered by the Trustee or the Trust, as the case may be. The designation of any successor Trust Collateral Agent and the instrument or instruments removing any Trust Collateral Agent and appointing a successor hereunder, together with all other instruments provided for herein, shall be maintained with the records relating to the Collateral and, to the extent required by applicable law, filed or recorded by the successor Trust Collateral Agent in each place where such filing or recording is necessary to effect the transfer of the Collateral to the successor Trust Collateral Agent or to protect or continue the perfection of the security interests granted hereunder.

SECTION 6.18 Compensation. The Trust Collateral Agent shall not be entitled to any compensation for the performance of its duties hereunder other than the compensation it is entitled to receive in its capacity as Trustee.

SECTION 6.19 Representations and Warranties of the Trust Collateral Agent and the Trust (A) The Trust Collateral Agent represents and warrants to the Trust and to each Trust Secured Party as follows:

(a) Due Organization. The Trust Collateral Agent is a New York banking corporation and is duly authorized and licensed under applicable law to conduct its business as presently conducted.

(b) Corporate Power. The Trust Collateral Agent has all requisite right, power and authority to execute and deliver this Indenture and to perform all of its duties as Trust Collateral Agent hereunder.

(c) Due Authorization. The execution and delivery by the Trust Collateral Agent of this Indenture and the other Transaction Documents to which it is a party, and the performance by the Trust Collateral Agent of its duties hereunder and thereunder, have been duly authorized by all necessary corporate proceedings and no further approvals or filings, including any governmental approvals, are required for the valid execution and delivery by the Trust Collateral Agent, or the performance by the Trust Collateral Agent, of this Indenture and such other Basic Documents.

(d) Valid and Binding Indenture. The Trust Collateral Agent has duly executed and delivered this Indenture and each other Basic Document to which it is a party, and each of this Indenture and each such other Basic Document constitutes the legal, valid and binding obligation of the Trust Collateral Agent, enforceable against the Trust Collateral Agent in accordance with its terms, except as (i) such enforceability may be limited by bankruptcy, insolvency, reorganization and similar laws relating to or affecting the enforcement of creditors’ rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

(B) The Trust hereby represents and warrants that each of the representations and warranties set forth on the Schedule of Representations attached hereto as Schedule A is true and correct. Such representations and warranties speak as of the execution and delivery of this Indenture and as of the Closing Date, but shall survive the pledge of the Receivables to the Trust Collateral Agent and shall not be waived.

SECTION 6.20 Waiver of Setoffs. The Trust Collateral Agent hereby expressly waives any and all rights of setoff that the Trust Collateral Agent may otherwise at any time have under applicable law with respect to any Trust Account and agrees that amounts in the Trust Accounts shall at all times be held and applied solely in accordance with the provisions hereof and the Sale and Servicing Agreement.

SECTION 6.21 Control by the Controlling Party. The Trust Collateral Agent shall comply with notices and instructions given by the Trust only if accompanied by the written consent of the Controlling Party, except that if any Event of Default shall have occurred and be continuing, the Trust Collateral Agent shall act upon and comply with notices and instructions given by the Controlling Party alone in the place and stead of the Trust.

ARTICLE VII

Noteholders’ Lists and Reports

SECTION 7.1 Trust To Furnish To Trustee Names and Addresses of Noteholders. The Trust will furnish or cause to be furnished to the Trustee (a) not more than five days after the earlier of (i) each Record Date and (ii) three months after the last Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Record Date, (b) at such other times as the Trustee may request in writing, within 30 days after receipt by the Trust of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided, however, that so long as the Trustee is the Note Registrar, no such list shall be required to be furnished. The Trustee or, if the Trustee is not the Note Registrar, the Trust shall furnish to the Security Insurer in writing on an annual basis on each June 30 and at such other times as the Security Insurer may request a copy of the list.

SECTION 7.2 Preservation of Information; Communications to Noteholders.

(a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders contained in the most recent list furnished to the Trustee as provided in SECTION 7.1 and the names and addresses of Holders received by the Trustee in its capacity as Note Registrar. The Trustee may destroy any list furnished to it as provided in such SECTION 7.1 upon receipt of a new list so furnished.

(b) Noteholders may communicate pursuant to TIA § 312(b) with other Noteholders with respect to their rights under this Indenture or under the Notes.

(c) The Trust, the Trustee and the Note Registrar shall have the protection of TIA § 312(c).

SECTION 7.3 Reports by Trust.

(a) The Trust shall:

(i) file with the Trustee, within 15 days after the Trust is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Trust may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act;

(ii) file with the Trustee and the Commission in accordance with rules and regulations prescribed from time to time by the Commission such additional information, documents and reports with respect to compliance by the Trust with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(iii) supply to the Trustee (and the Trustee shall transmit by mail to all Noteholders described in TIA § 313(c)) such summaries of any information, documents and reports required to be filed by the Trust pursuant to clauses (i) and (ii) of this SECTION 7.3(a) as may be required by rules and regulations prescribed from time to time by the Commission.

(b) Unless the Trust otherwise determines, the fiscal year of the Trust shall end on December 31 of each year.

SECTION 7.4 Reports by Trustee. If required by TIA § 313(a), within 60 days after each March 31, beginning with March 31, 2007, the Trustee shall mail to each Noteholder as required by TIA § 313(c) a brief report dated as of such date that complies with TIA § 313(a). The Trustee also shall comply with TIA § 313(b).

A copy of each report at the time of its mailing to Noteholders shall be filed by the Trustee with the Commission and each stock exchange, if any, on which the Notes are listed. The Trust shall notify the Trustee if and when the Notes are listed on any stock exchange.

ARTICLE VIII

Accounts, Disbursements and Releases

SECTION 8.1 Collection of Money. Except as otherwise expressly provided herein, the Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Trust Collateral Agent pursuant to this Indenture and the Sale and Servicing Agreement. The Trustee shall apply all such money received by it, or cause the Trust Collateral Agent to apply all money received by it as provided in this Indenture and the Sale and Servicing Agreement. Except as otherwise expressly provided in this Indenture or in the Sale and Servicing Agreement, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Trust Estate, the Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in ARTICLE V.

SECTION 8.2 Release of Trust Estate.

(a) Subject to the payment of its fees and expenses and other amounts pursuant to SECTION 6.7, the Trust Collateral Agent may, with the consent of the Security Insurer, for so long as it is the Controlling Party, and when required by the provisions of this Indenture shall, execute instruments to release property from the lien of this Indenture, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Trust Collateral Agent as provided in this ARTICLE VIII shall be bound to ascertain the Trust Collateral Agent’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

(b) The Trust Collateral Agent shall, at such time as there are no Notes outstanding and all sums due the Trustee pursuant to SECTION 6.7 and all amounts due to the Security Insurer under the Basic Documents have been paid, release any remaining portion of the Trust Estate that secured the Notes from the lien of this Indenture and release to the Trust or any other Person entitled thereto any funds then on deposit in the Trust Accounts. The Trustee shall release property from the lien of this Indenture pursuant to this SECTION 8.2(b) only upon receipt of an Trust Request accompanied by an Officer’s Certificate, an Opinion of Counsel and (if required by the TIA) Independent Certificates in accordance with TIA §§ 314(c) and 314(d)(1) meeting the applicable requirements of SECTION 11.1.

SECTION 8.3 Opinion of Counsel. The Trust Collateral Agent shall receive at least seven days’ notice when requested by the Trust to take any action pursuant to SECTION 8.2(a), accompanied by copies of any instruments involved, and the Trustee shall also require as a condition to such action, an Opinion of Counsel in form and substance satisfactory to the Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action will not materially and adversely impair the security for the Notes or the rights of the Noteholders in contravention of the provisions of this Indenture; provided, however, that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Trust Estate. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Trustee in connection with any such action. An Opinion of Counsel shall not be required in connection with the release of a Receivable that has been paid off in full by its Obligor.

ARTICLE IX

Supplemental Indentures

SECTION 9.1 Supplemental Indentures Without Consent of Noteholders.

(a) Without the consent of the Holders of any Notes but with the consent of the Security Insurer (unless an Insurer Default shall have occurred and be continuing) and with prior notice to the Rating Agencies by the Trust, as evidenced to the Trustee, the Trust and the Trustee, when authorized by an Trust Order, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as in force at the date of the execution thereof), in form satisfactory to the Trustee, for any of the following purposes:

(i) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Trust Collateral Agent any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

(ii) to evidence the succession, in compliance with the applicable provisions hereof, of another person to the Trust, and the assumption by any such successor of the covenants of the Trust herein and in the Notes contained;

(iii) to add to the covenants of the Trust, for the benefit of the Holders of the Notes, or to surrender any right or power herein conferred upon the Trust;

(iv) to convey, transfer, assign, mortgage or pledge any property to or with the Trust Collateral Agent;

(v) to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture which may be inconsistent with any other provision herein or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided that such action shall not adversely affect the interests of the Holders of the Notes;

(vi) to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of ARTICLE VI; or

(vii) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA.

The Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

(b) The Trust and the Trustee, when authorized by an Trust Order, may, also without the consent of any of the Holders of the Notes but with prior notice to the Rating Agencies by the Trust and with the prior written consent of the Security Insurer (unless an Insurer Default shall have occurred and be continuing), as evidenced to the Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder.

(c) Notwithstanding the foregoing, if an Insurer Default has occurred and is continuing, no amendment under SECTION 9.1 or SECTION 9.2 shall materially adversely affect the Security Insurer without the Security Insurer’s prior consent.

(d) In order to comply with any rules adopted by the Securities and Exchange Commission, the Trust and the Trustee, when authorized by a Trust Order, may, with the consent of the Security Insurer, which consent shall not be unreasonably withheld, and without the consent of any of the Holders of the Notes and without any prior notice to the Rating Agencies, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture as may be necessary, in the judgment of the Depositor and its counsel, to comply with any rules promulgated by the Securities and Exchange Commission and any interpretations thereof by the staff of the Securities and Exchange Commission.

SECTION 9.2 Supplemental Indentures with Consent of Noteholders. The Trust and the Trustee, when authorized by a Trust Order, also may, with prior notice to the Rating Agencies, with the consent of the Security Insurer (unless an Insurer Default shall have occurred and be continuing) and with the consent of the Holders of not less than a majority of the outstanding Amount of the Notes, by Act of such Holders delivered to the Trust and the Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that, if an Insurer Default has occurred and is continuing, such supplemental indenture will not materially and adversely affect the interest of the Security Insurer; provided further, that subject to the express rights of the Security Insurer under the Basic Documents, no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:

(i) change the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof, the interest rate thereon or the Redemption Price with respect thereto, change the provision of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Trust Estate to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable;

(ii) impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in ARTICLE V, to the payment of any such amount due on the Notes on or after the respective due dates thereof (or, in the case of redemption, on or after the Redemption Date);

(iii) reduce the percentage of the Outstanding Amount of the Notes, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

(iv) modify or alter the provisions of the proviso to the definition of the term “Outstanding”;

(v) reduce the percentage of the Outstanding Amount of the Notes required to direct the Trustee to direct the Trust to sell or liquidate the Trust Estate pursuant to SECTION 5.4;

(vi) modify any provision of this Section except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the Basic Documents cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby;

(vii) modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Distribution Date (including the calculation of any of the individual components of such calculation) or to affect the rights of the Noteholders to the benefit of any provisions for the mandatory redemption of the Notes contained herein; or

(viii) permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Trust Estate or, except as otherwise permitted or contemplated herein or in any of the Basic Documents, terminate the lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Note of the security provided by the lien of this Indenture.

The Trustee may determine whether or not any Notes would be affected by any supplemental indenture and any such determination shall be conclusive upon the Holders of all Notes, whether theretofore or thereafter authenticated and delivered hereunder. The Trustee shall not be liable for any such determination made in good faith.

It shall not be necessary for any Act of Noteholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Promptly after the execution by the Trust and the Trustee of any supplemental indenture pursuant to this Section, the Trustee, at the expense of the Trust, shall mail to the Holders of the Notes to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 9.3 Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this ARTICLE IX or the amendments or modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise.

SECTION 9.4 Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Trustee, the Trust and the Holders of the Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

SECTION 9.5 Conformity With Trust Indenture Act. Every amendment of this Indenture and every supplemental indenture executed pursuant to this ARTICLE IX shall conform to the requirements of the Trust Indenture Act as then in effect so long as this Indenture shall then be qualified under the Trust Indenture Act.

SECTION 9.6 Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this ARTICLE IX may, and if required by the Trustee shall, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Trust or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Trust, to any such supplemental indenture may be prepared and executed by the Trust and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

ARTICLE X

Redemption of Notes

SECTION 10.1 Redemption

(a) The Notes are subject to redemption in whole, but not in part, at the direction of the Servicer or the Seller pursuant to Section 10.1(a) of the Sale and Servicing Agreement, on any Distribution Date on which the Servicer or Seller exercises its option to purchase the Trust Estate (with the consent of the Security Insurer if such purchase would result in a claim on the Note Policy or would result in any amount owing to the Security Insurer under the Insurance Agreement remaining unpaid) pursuant to said Section 10.1(a) for a purchase price equal to the Redemption Price; provided, however, that the Trust has available funds sufficient to pay the Redemption Price and all amounts due and payable to the Security Insurer under the Insurance Agreement. The Servicer or the Trust shall furnish the Security Insurer and the Rating Agencies notice of such redemption. If the Notes are to be redeemed pursuant to this SECTION 10.1(b), the Servicer or the Trust shall furnish notice of such election to the Trustee not later than 25 days prior to the Redemption Date and the Trust shall deposit with the Trustee in the Note Distribution Account the Redemption Price of the Notes to be redeemed whereupon all such Notes shall be due and payable on the Redemption Date upon the furnishing of a notice complying with SECTION 10.2 to each Holder of Notes.

(b) In the event that the assets of the Trust are distributed pursuant to Section 8.1 of the Trust Agreement, all amounts on deposit in the Note Distribution Account shall be paid to the Noteholders up to the Outstanding Amount of the Notes and all accrued and unpaid interest thereon. If amounts are to be paid to Noteholders pursuant to this Section 10.1(b), the Servicer or the Trust shall, to the extent practicable, furnish notice of such event to the Trustee not later than 45 days prior to the Redemption Date, whereupon all such amounts shall be payable on the Redemption Date.

SECTION 10.2 Form of Redemption.

(a) Notice of redemption under SECTION 10.1(b) shall be given by the Trustee by facsimile or by first-class mail, postage prepaid, transmitted or mailed prior to the applicable Redemption Date to each Holder of Notes, as of the close of business on the Record Date preceding the applicable Redemption Date, at such Holder’s address appearing in the Note Register.

All notices of redemption shall state:

(i) the Redemption Date;

(ii) the Redemption Price;

(iii) that the Record Date otherwise applicable to such Redemption Date is not applicable and that payments shall be made only upon presentation and surrender of such Notes and the place where such Notes are to be surrendered for payment of the Redemption Price (which shall be the office or agency of the Trust to be maintained as provided in SECTION 3.2); and

(iv) that interest on the Notes shall cease to accrue on the Redemption Date.

Notice of redemption of the Notes shall be given by the Trustee in the name and at the expense of the Trust. Failure to give notice of redemption, or any defect therein, to any Holder of any Note shall not impair or affect the validity of the redemption of any other Note.

(b) Prior notice of redemption under SECTION 10.1(b) is not required to be given to Noteholders.

SECTION 10.3 Notes Payable on Redemption Date. The Notes to be redeemed shall, following notice of redemption, as required by SECTION 10.2 (in the case of redemption pursuant to SECTION 10.1(b)), on the Redemption Date, become due and payable at the Redemption Price, and (unless the Trust shall default in the payment of the Redemption Price) no interest shall accrue on the Redemption Price for any period after the date to which accrued interest is calculated for purposes of calculating the Redemption Price.

ARTICLE XI

Miscellaneous

SECTION 11.1 Compliance Certificates and Opinions, etc. Upon any application or request by the Trust to the Trustee or the Trust Collateral Agent to take any action under any provision of this Indenture, the Trust shall furnish to the Trustee or the Trust Collateral Agent, as the case may be, and to the Security Insurer (i) an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with and (iii) (if required by the TIA) an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of this Section, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

(a) Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether, in the opinion of each such signatory such condition or covenant has been complied with.

(b) (i) Prior to the deposit of any Collateral or other property or securities with the Trust Collateral Agent that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, the Trust shall, in addition to any obligation imposed in SECTION 11.1(a) or elsewhere in this Indenture, furnish to the Trust Collateral Agent and the Security Insurer an Officer’s Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such deposit) to the Trust of the Collateral or other property or securities to be so deposited.

(ii) Whenever the Trust is required to furnish to the Trust Collateral Agent and the Security Insurer an Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (i) above, the Trust shall also deliver to the Trust Collateral Agent and the Security Insurer an Independent Certificate as to the same matters, if the fair value to the Trust of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then-current fiscal year of the Trust, as set forth in the certificates delivered pursuant to clause (i) above and this clause (ii), is 10% or more of the Outstanding Amount of the Notes, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Trust as set forth in the related Officer’s Certificate is less than $25,000 or less than 1% percent of the Outstanding Amount of the Notes.

(iii) Other than with respect to the release of any Purchased Receivables, Sold Receivables or Liquidated Receivables, whenever any property or securities are to be released from the lien of this Indenture, the Trust shall also furnish to the Trust Collateral Agent and the Security Insurer an Officer’s Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

(iv) Whenever the Trust is required to furnish to the Trust Collateral Agent and the Security Insurer an Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (iii) above, the Trust shall also furnish to the Trust Collateral Agent and the Security Insurer an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property other than Purchased Receivables, Sold Receivables and Defaulted Receivables, or securities released from the lien of this Indenture since the commencement of the then current calendar year, as set forth in the certificates required by clause (iii) above and this clause (iv), equals 10% or more of the Outstanding Amount of the Notes, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer’s Certificate is less than $25,000 or less than 1 percent of the then Outstanding Amount of the Notes.

(v) Notwithstanding SECTION 2.9 or any other provision of this Section, the Trust may (A) collect, liquidate, sell or otherwise dispose of Receivables as and to the extent permitted or required by the Basic Documents and (B) make cash payments out of the Trust Accounts as and to the extent permitted or required by the Basic Documents.

SECTION 11.2 Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Authorized Officer of the Trust may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer, the Seller or the Trust, stating that the information with respect to such factual matters is in the possession of the Servicer, the Seller or the Trust, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in this Indenture, in connection with any application or certificate or report to the Trustee, it is provided that the Trust shall deliver any document as a condition of the granting of such application, or as evidence of the Trust’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Trust to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Trustee’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in ARTICLE VI.

SECTION 11.3 Acts of Noteholders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Trust. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to SECTION 6.1) conclusive in favor of the Trustee and the Trust, if made in the manner provided in this Section. In the event the Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Noteholders, each representing less than a majority of the Outstanding Amount of the Notes, the Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

(b) The fact and date of the execution by any person of any such instrument or writing may be proved in any customary manner of the Trustee.

(c) The ownership of Notes shall be proved by the Note Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Trust in reliance thereon, whether or not notation of such action is made upon such Note.

SECTION 11.4 Notices, etc., to Trustee, Trust and Rating Agencies. Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture to be made upon, given or furnished to or filed with:

(a) The Trustee by any Noteholder or by the Trust shall be sufficient for every purpose hereunder if personally delivered, delivered by overnight courier or mailed certified mail, return receipt requested and shall be deemed to have been duly given upon receipt to the Trustee at its Corporate Trust Office, or

(b) The Trust by the Trustee or by any Noteholder shall be sufficient for every purpose hereunder if personally delivered, delivered by overnight courier or mailed certified mail, return receipt requested and shall deemed to have been duly given upon receipt to the Trust addressed to: UPFC Auto Receivables Trust 2006-A, in care of Wells Fargo Delaware Trust Company, 919 Market Street, Suite 200, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration, or at any other address previously furnished in writing to the Trustee by Trust. The Trust shall promptly transmit any notice received by it from the Noteholders to the Trustee.

(c) The Security Insurer by the Trust or the Trustee shall be sufficient for any purpose hereunder if in writing and mailed by registered mail or personally delivered or telexed or telecopied to the recipient as follows:

To the Security Insurer:	MBIA Insurance Corporation 113 King Street, Armonk New York 10504 Attention: IPM-SF (UPFC Auto Receivables 2006-A) Facsimile No.: (914) 765-3810

(In each case in which notice or other communication to the Security Insurer refers to an Event of Default, a claim on the Note Policy or with respect to which failure on the part of the Security Insurer to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication should also be sent to the attention of the General Counsel “URGENT MATERIAL ENCLOSED.”)

Notices required to be given to the Rating Agencies by the Trust, the Trustee or the Owner Trustee shall be in writing, personally delivered, delivered by overnight courier or mailed certified mail, return receipt requested to (i) in the case of Moody’s, at the following address: Moody’s Investors Service, Inc., 99 Church Street, New York, New York 10007, and (ii) in the case of Standard & Poor’s, at the following address: Standard & Poor’s, A Division of The McGraw-Hill Companies, Inc., 55 Water Street, 40th Floor, New York, New York 10041, Attention of Asset Backed Surveillance Department; or as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

SECTION 11.5 Notices to Noteholders; Waiver. Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at his address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner here in provided shall conclusively be presumed to have been duly given.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute a Default or Event of Default.

SECTION 11.6 [Reserved]

SECTION 11.7 Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

The provisions of TIA §§ 310 through 317 that impose duties on any person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

SECTION 11.8 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 11.9 Successors and Assigns. All covenants and agreements in this Indenture and the Notes by the Trust shall bind its successors and assigns, whether so expressed or not. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of the Trust Collateral Agent in this Indenture shall bind its successors.

SECTION 11.10 Separability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.11 Benefits of Indenture. The Security Insurer and its successors and assigns shall be a third-party beneficiary to the provisions of this Indenture, and shall be entitled to rely upon and directly to enforce such provisions of this Indenture so long as no Insurer Default shall have occurred and be continuing. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Noteholders, and any other party secured hereunder, and any other person with an Ownership interest in any part of the Trust Estate, any benefit or any legal or equitable right, remedy or claim under this Indenture. The Security Insurer may disclaim any of its rights and powers under this Indenture (in which case the Trustee may exercise such right or power hereunder), but not its duties and obligations under the Note Policy, upon delivery of a written notice to the Trustee.

In exercising any of its voting rights, rights to direct or consent or any other rights as the Security Insurer under this Indenture or any other Basic Document, subject to the terms and conditions of this Indenture, the Security Insurer shall not have any obligation or duty to any Person to consider or take into account the interests of any Person and shall not be liable to any Person for any action taken by it or at its discretion or any failure by it to act or to direct that any action be taken, without regard to whether such inaction or action benefits or adversely affects any Noteholder, the Trust or any other Person.

SECTION 11.12 Legal Holidays. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date an which nominally due, and no interest shall accrue for the period from and after any such nominal date.

SECTION 11.13 GOVERNING LAW. THIS INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND THIS INDENTURE AND ALL MATTERS ARISING OUT OF OR RELATING IN ANY WAY TO THIS INDENTURE SHALL BE, GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

SECTION 11.14 Counterparts. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 11.15 Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Trust and at its expense accompanied by an Opinion of Counsel (which may be counsel to the Trustee or any other counsel reasonably acceptable to the Trustee and the Security Insurer) to the effect that such recording is necessary either for the protection of the Noteholders or any other person secured hereunder or for the enforcement of any right or remedy granted to the Trustee or the Trust Collateral Agent under this Indenture or the Collateral Agent under the Spread Account Agreement.

SECTION 11.16 Trust Obligation. No recourse may be taken, directly or indirectly, with respect to the obligations of the Trust, the Seller, the Servicer, the Owner Trustee, the Trust Collateral Agent, the Collateral Agent, the Backup Servicer, the Designated Backup Subservicer, the Custodian or the Trustee on the Notes or under this Indenture, any other Basic Document or any certificate or other writing delivered in connection herewith or therewith, against (i) the Seller, the Servicer, the Trustee, the Trust Collateral Agent, the Collateral Agent, the Backup Servicer, the Designated Backup Subservicer, the Custodian or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Trust or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Seller, the Servicer, the Trustee, the Trust Collateral Agent, the Collateral Agent, the Backup Servicer, the Designated Backup Subservicer, the Custodian or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Trust, the Seller, the Servicer, the Owner Trustee, the Trust Collateral Agent, the Collateral Agent, the Backup Servicer, the Designated Backup Subservicer, the Custodian or the Trustee or of any successor or assign of the Seller, the Servicer, the Trustee, the Trust Collateral Agent, the Collateral Agent, the Backup Servicer, the Designated Backup Subservicer, the Custodian or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Trustee, the Trust Collateral Agent, the Collateral Agent, the Backup Servicer, the Designated Backup Subservicer, the Custodian and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Trust hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Article VI, VII and VIII of the Trust Agreement.

SECTION 11.17 No Petition. The Trustee and the Trust Collateral Agent, by entering into this Indenture, and each Noteholder, by accepting a Note, hereby covenant and agree that they will not at any time institute against the Seller or the Trust, or join in any institution against the Seller, or the Trust of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or State bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture or any of the Basic Documents.

SECTION 11.18 Inspection. The Trust agrees that, on reasonable prior notice, it will permit any representative of the Trustee or of the Security Insurer, during the Trust’s normal business hours, to examine all the books of account, records, reports, and other papers of the Trust, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants, and to discuss the Trust’s affairs, finances and accounts with the Trust’s officers, employees, and independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. Notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (i) disclosure of any and all information that is or becomes publicly known, (ii) disclosure of any and all information (A) if required to do so by any applicable statute, law, rule or regulation, (B) to any government agency or regulatory body having or claiming authority to regulate or oversee any respects of the Trustee’s business or that of its affiliates, (C) pursuant to any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which the Trustee or an affiliate or an officer, director, employer or shareholder thereof is a party, (D) in any preliminary or final offering circular, registration statement or contract or other document pertaining to the transactions contemplated by the Indenture approved in advance by the Servicer or the Trust or (E) to any independent or internal auditor, agent, employee or attorney of the Trustee having a need to know the same, provided that the Trustee advises such recipient of the confidential nature of the information being disclosed, or (iii) any other disclosure authorized by the Servicer or the Trust.

SECTION 11.19 Intent of the Parties; Reasonableness. Neither the Trust nor the Seller (acting on behalf of the Trust) shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act). The Indenture Trustee acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply, at its discretion and subject to the advice of its counsel, with requests made by the Trust (or the Seller, acting on behalf of the Trust) in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with this transaction, the Indenture Trustee shall cooperate fully with the Trust (or the Seller, acting on behalf of the Trust) to deliver to the Trust (or the Seller, acting on behalf of the Trust), any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Trust (or the Seller, acting on behalf of the Trust) to permit the Trust to comply with the provisions of Regulation AB, together with such disclosures relating to the Indenture Trustee, any Subservicer and the Receivables, or the servicing of the Receivables, reasonably believed by the Trust (or the Seller, acting on behalf of the Trust) to be necessary in order to effect such compliance.

The Trust (or the Seller, acting on behalf of the Trust) shall cooperate with the Indenture Trustee by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the reasonable judgment or the Trust to comply with Regulation AB.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Trust and the Trustee have caused this Indenture to be duly executed by their respective officers, hereunto duly authorized, all as of the day and year first above written.

UPFC AUTO RECEIVABLES TRUST 2006-A

By:	WELLS FARGO DELAWARE TRUST COMPANY, not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity but solely as Trustee and Trust Collateral Agent

By:
Name:
Title:

[Indenture]

EXHIBIT A-1

REGISTERED	$52,000,000
No. 1

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP NO. 91530G AA 0

Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Trust or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

UPFC AUTO RECEIVABLES TRUST 2006-A

CLASS A-1 5.2728% ASSET BACKED NOTE

UPFC Auto Receivables Trust 2006-A, a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the “Trust”), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of $52,000,000 payable on each Distribution Date in an amount equal to the result obtained by multiplying (i) a fraction the numerator of which is $52,000,000 and the denominator of which is $52,000,000 by (ii) the aggregate amount, if any, payable from the Note Distribution Account in respect of principal on the Class A-1 Notes pursuant to the Indenture; provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the June 15, 2007 Distribution Date (the “Final Scheduled Distribution Date”). The Trust will pay interest on this Note at the rate per annum shown above on each Distribution Date until the principal of this Note is paid or made available for payment. Interest on this Note will accrue for each Distribution Date from the most recent Distribution Date on which interest has been paid to but excluding such Distribution Date or, if no interest has yet been paid, from June 15, 2006. Interest will be computed on the basis of a 360-day year and the actual number of days in the related Interest Period. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Trust with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

Exhibit A-1 Page 1

The Notes are entitled to the benefits of a note guaranty insurance policy (the “Note Policy”) issued by MBIA Insurance Corporation (the “Security Insurer”), pursuant to which the Security Insurer has unconditionally guaranteed payments of Scheduled Payments, all as more fully set forth in the Note Policy.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

Exhibit A-1 Page 2

IN WITNESS WHEREOF, the Trust has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer as of the date set forth below.

Date: June , 2006	UPFC AUTO RECEIVABLES TRUST 2006-A

	By:	WELLS FARGO DELAWARE TRUST COMPANY, not in its individual capacity but Solely as Owner Trustee under the Trust Agreement

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

Date: June , 2006	DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity but solely as Trustee

By:
Authorized Signer

Exhibit A-1 Page 3

[REVERSE OF NOTE]

This Note is one of a duly authorized issue of Notes of the Trust, designated as its Class A-1 5.2728% Asset Backed Notes (herein called the “Class A-1 Notes”), all issued under an Indenture dated as of June 1, 2006 (such indenture, as supplemented or amended, is herein called the “Indenture”), between the Trust and Deutsche Bank Trust Company Americas, as trustee (the “Trustee,” which term includes any successor Trustee under the Indenture) and as trust collateral agent (the “Trust Collateral Agent”), which term includes any successor Trust Collateral Agent) to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Trust, the Trustee and the Holders of the Notes. The Notes are subject to all terms of the Indenture. All terms used in this Note that are defined in the Indenture, as supplemented or amended, shall have the meanings assigned to them in or pursuant to the Indenture, as so supplemented or amended.

The Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes (together, the “Notes”) are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture.

Principal of the Class A-1 Notes will be payable on each Distribution Date in an amount described on the face hereof. “Distribution Date” means the 15th day of each month, or, if any such date is not a Business Day, the next succeeding Business Day, commencing July 17, 2006. The term “Distribution Date,” shall be deemed to include the Final Scheduled Distribution Date.

As described above, the entire unpaid principal amount of this Note shall be due and payable on the earlier of the Final Scheduled Distribution Date and the Redemption Date, if any, pursuant to the Indenture. As described above, a portion of the unpaid principal balance of this Note shall be due and payable on the Redemption Date, if any. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable (i) on the date on which an Event of Default shall have occurred and be continuing if the Security Insurer has declared the Notes to be immediately due and payable in the manner provided in the Indenture, so long as an Insurer Default shall not have occurred and be continuing or (ii) if an Insurer Default shall have occurred and be continuing, on the date on which an Event of Default shall have occurred and be continuing and the Trustee or the Holders of the Notes representing at least a majority of the Outstanding Amount of the Notes have declared the Notes to be immediately due and payable in the manner provided in the Indenture. All principal payments on the Class A-1 Notes shall be made pro rata to the Class A-1 Noteholders entitled thereto.

Payments of interest on this Note due and payable on each Distribution Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on each Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be

Exhibit A-1 Page 4

submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Distribution Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Distribution Date, then the Trustee, in the name of and on behalf of the Trust, will notify the Person who was the Holder hereof as of the Record Date preceding such Distribution Date by notice mailed prior to such Distribution Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Trustee’s principal Corporate Trust Office.

The Trust shall pay interest on overdue installments of interest at the Class A-1 Interest Rate to the extent lawful.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Trust pursuant to the Indenture, (i) duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or his attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar which requirements include membership or participation in Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act, and (ii) accompanied by such other documents as the Trustee may require, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note covenants and agrees (i) that no recourse may be taken, directly or indirectly, with respect to the obligations of the Trust, the Owner Trustee or the Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (a) the Seller, the Servicer, the Trustee or the Owner Trustee in its individual capacity, (b) any owner of a beneficial interest in the Trust or (c) any partner, owner, beneficiary, agent, officer, director or employee of the Seller, the Servicer, the Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Trust, the Seller, the Servicer, the Owner Trustee or the Trustee or of any successor or assign of the Seller, the Servicer, the Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity, and (ii) to treat the Notes as indebtedness for purposes of federal income, state and local income and franchise and any other income taxes.

Exhibit A-1 Page 5

Prior to the due presentment for registration of transfer of this Note, the Trust, the Trustee and the Security Insurer and any agent of the Trust, the Trustee or the Security Insurer may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Trust, the Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Trust and the rights of the Holders of the Notes under the Indenture at any time by the Trust with the consent of the Security Insurer and of the Noteholders representing a majority of the Outstanding Amount of all Notes at the time Outstanding. The Indenture also contains provisions permitting the Noteholders representing specified percentages of the Outstanding Amount of the Notes, on behalf of the Holders of all the Notes, to waive compliance by the Trust with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one of more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

The term “Trust” as used in this Note includes any successor to the Trust under the Indenture.

The Trust is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Trustee and the Noteholders under the Indenture.

The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Trust, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency herein prescribed.

Anything herein to the contrary notwithstanding, except as expressly provided in the Indenture or the Basic Documents, neither Wells Fargo Delaware Trust Company in its individual capacity, any owner of a beneficial interest in the Trust, nor any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or

Exhibit A-1 Page 6

indemnifications contained in this Note or the Indenture, it being expressly understood that said covenants, obligations and indemnifications have been made by the Owner Trustee for the sole purposes of binding the interests of the Owner Trustee in the assets of the Trust. The Holder of this Note by the acceptance hereof agrees that except as expressly provided in the Indenture or the Basic Documents, in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Trust for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

Exhibit A-1 Page 7

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

        (name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated [1]
Signature Guaranteed:

[1]	NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

Exhibit A-1 Page 8

STATEMENT OF INSURANCE

OBLIGATIONS:	UPFCAuto Receivables Trust 2006-A
$52,000,000 Class A-1 Notes
$94,000,000 Class A-2 Notes
$96,000,000 Class A-3 Notes

MBIA Insurance Corporation (the “Insurer”) has issued a Note Guaranty Insurance Policy (the “Policy”) relating to the Obligations containing the following provisions, the Policy being on file at the Corporate Trust Office of Deutsche Bank Trust Company Americas (the “Trustee”).

The Insurer, in consideration of the payment of the premium and subject to the terms of the Policy, thereby unconditionally and irrevocably guarantees to any Owner that an amount equal to each full and complete Insured Payment will be received from the Insurer by the Trustee, or its successors, as trustee for the Owners, on behalf of the Owners, for distribution by the Trustee to each Owner of each Owner’s proportionate share of the Insured Payment. The Insurer’s obligations under the Policy with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Trustee, whether or not such funds are properly applied by the Trustee. Insured Payments shall be made only at the time set forth in the Policy, and no accelerated Insured Payments shall be made regardless of any acceleration of the Obligations, unless such acceleration is at the sole option of the Insurer.

Notwithstanding the foregoing paragraph, the Policy does not cover any shortfalls, if any, attributable to the liability of the Issuer or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability). The Policy also does not cover any additional amounts due to any holder described in the second paragraph of Section 10.1(a) of the Sale and Servicing Agreement following the Servicer’s failure to exercise its optional redemption right pursuant to Section 10.1(a) of the Sale and Servicing Agreement.

The Insurer will pay any Insured Payment that is a Preference Amount on the Business Day following receipt on a Business Day by the Fiscal Agent (as described below) of (a) a certified copy of the order requiring the return of a preference payment, (b) an opinion of counsel satisfactory to the Insurer that such order is final and not subject to appeal, (c) an assignment in such form as is reasonably required by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Owner relating to or arising under the Obligations against the debtor which made such preference payment or otherwise with respect to such preference payment and (d) appropriate instruments to effect the appointment of the Insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Insurer, provided that if such documents are received after 10:00 a.m., New York City time, on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on the Obligations to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.

Exhibit A-1 Page 9

The Insurer will pay any other amount payable under the Policy no later than 10:00 a.m., New York City time, on the later of the Distribution Date on which the related Deficiency Amount is due or the Business Day following receipt in New York, New York on a Business Day by U.S. Bank Trust National Association, as Fiscal Agent for the Insurer, or any successor fiscal agent appointed by the Insurer (the “Fiscal Agent”), of a Notice (as described below), provided that if such Notice is received after 10:00 a.m., New York City time, on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making claim under the Policy, it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Trustee and the Trustee may submit an amended Notice.

Insured Payments due under the Policy, unless otherwise stated in the Policy, will be disbursed by the Fiscal Agent to the Trustee on behalf of the Owners by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Trustee for the payment of such Insured Payment and legally available therefor.

The Fiscal Agent is the agent of the Insurer only, and the Fiscal Agent shall in no event be liable to Owners for any acts of the Fiscal Agent or any failure of the Insurer to deposit, or cause to be deposited, sufficient funds to make payments due under the Policy.

Subject to the terms of the Agreement, the Insurer shall be subrogated to the rights of each Owner to receive payments under the Obligations to the extent of any payment by the Insurer under the Policy.

As used in the Policy, the following terms shall have the following meanings:

“Agreement” means the Indenture dated as of June 1, 2006 among UPFC Auto Receivables Trust 2006-A, as Issuer and Deutsche Bank Trust Company Americas, as Trustee and Trust Collateral Agent, and the Sale and Servicing Agreement (the “Sale and Servicing Agreement”) dated as of June 1, 2006 among UPFC Auto Receivables Trust 2006-A, as Issuer, UPFC Auto Receivables Corp., as Seller, United Auto Credit Corporation, as Servicer, Deutsche Bank Trust Company Americas, as Trust Collateral Agent, as Custodian, and as Backup Servicer, and Centerone Financial Services LLC, as Designated Backup SubServicer, without regard to any amendment or supplement thereto, unless such amendment or supplement has been approved in writing by the Insurer.

“Business Day” means any day other than (a) a Saturday or a Sunday or (b) a day on which banking institutions in New York City, Newport Beach, California, Wilmington, Delaware or in the city in which the corporate trust office of the Trustee under the Indenture or the Owner Trustee under the Trust Agreement is located are authorized or obligated by law or executive order to be closed.

Exhibit A-1 Page 10

“Deficiency Amount” means, for any Distribution Date, an amount equal to the excess, if any, of: (a) Scheduled Payments over (b) the sum, without duplication, of (i) the amount actually deposited into or otherwise available in the Note Distribution Account on such Distribution Date (excluding amounts to be drawn under the Note Policy) and (ii) Additional Funds Available, if any, for the Distribution Date.

“Insured Payment” means (a) as of any Distribution Date, any Deficiency Amount and (b) any Preference Amount.

“Notice” means the telephonic or telegraphic notice, promptly confirmed in writing by facsimile substantially in the form of Exhibit A attached hereto, the original of which is subsequently delivered by registered or certified mail, from the Trustee specifying the Insured Payment which shall be due and owing on the applicable Distribution Date.

“Owner” means each Note Owner (as defined in the Agreement) who, on the applicable Payment Date, is entitled under the terms of the applicable Obligations to payment thereunder.

“Preference Amount” means any amount previously distributed to an Owner on the Obligations that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time in accordance with a final nonappealable order of a court having competent jurisdiction.

Capitalized terms used in the Policy and not otherwise defined therein shall have the respective meanings set forth in the Agreement as of the date of execution of the Policy, without giving effect to any subsequent amendment to or modification of the Agreement unless such amendment or modification has been approved in writing by the Insurer.

Any notice under the Policy or service of process on the Fiscal Agent may be made at the address listed below for the Fiscal Agent or such other address as the Insurer shall specify in writing to the Trustee.

The notice address of the Fiscal Agent is 15th Floor, 61 Broadway, New York, New York 10006, Attention: Municipal Registrar and Paying Agency, or such other address as the Fiscal Agent shall specify to the Trustee in writing.

THE POLICY IS BEING ISSUED UNDER AND PURSUANT TO, AND SHALL BE CONSTRUED UNDER, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

The insurance provided by the Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

The Policy is not cancelable for any reason. The premium on the Policy is not refundable for any reason, including payment, or provision being made for payment, prior to maturity of the Obligations.

MBIA INSURANCE CORPORATION

Exhibit A-1 Page 11

EXHIBIT A-2

REGISTERED	$94,000,000

No. 1

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP NO. 91530G AB 8

Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Trust or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

UPFC AUTO RECEIVABLES TRUST 2006-A

CLASS A-2 5.46% ASSET BACKED NOTE

UPFC Auto Receivables Trust 2006-A, a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the “Trust”), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of $94,000,000 payable on each Distribution Date in an amount equal to the result obtained by multiplying (i) a fraction the numerator of which is $94,000,000 and the denominator of which is $94,000,000 by (ii) the aggregate amount, if any, payable from the Note Distribution Account in respect of principal on the Class A-2 Notes pursuant to the Indenture; provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the June 15, 2009 Distribution Date (the “Final Scheduled Distribution Date”). The Trust will pay interest on this Note at the rate per annum shown above on each Distribution Date until the principal of this Note is paid or made available for payment. Interest on this Note will accrue for each Distribution Date from the most recent Distribution Date on which interest has been paid to but excluding such Distribution Date or, if no interest has yet been paid, from June 15, 2006. Interest will be computed on the basis of a 360 day year consisting of twelve 30-day months. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Trust with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

Exhibit A-2 Page 1

The Notes are entitled to the benefits of a note guaranty insurance policy (the “Note Policy”) issued by MBIA Insurance Corporation (the “Security Insurer”), pursuant to which the Security Insurer has unconditionally guaranteed payments of Scheduled Payments, all as more fully set forth in the Note Policy.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

Exhibit A-2 Page 2

IN WITNESS WHEREOF, the Trust has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer as of the date set forth below.

Date: June , 2006	UPFC AUTO RECEIVABLES TRUST 2006-A

	By:	WELLS FARGO DELAWARE TRUST COMPANY, not in its individual capacity but solely as Owner Trustee under the Trust Agreement

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

Date: June , 2006

DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity but solely as Trustee

By:
Authorized Signer

Exhibit A-2 Page 3

[REVERSE OF NOTE]

This Note is one of a duly authorized issue of Notes of the Trust, designated as its Class A-2 5.46% Asset Backed Notes (herein called the “Class A-2 Notes”), all issued under an Indenture dated as of June 1, 2006 (such indenture, as supplemented or amended, is herein called the “Indenture”), between the Trust and Deutsche Bank Trust Company Americas, as trustee (the “Trustee,” which term includes any successor Trustee under the Indenture) and as trust collateral agent (the “Trust Collateral Agent”), which term includes any successor Trust Collateral Agent) to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Trust, the Trustee and the Holders of the Notes. The Notes are subject to all terms of the Indenture. All terms used in this Note that are defined in the Indenture, as supplemented or amended, shall have the meanings assigned to them in or pursuant to the Indenture, as so supplemented or amended.

The Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes (together, the “Notes”) are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture.

Principal of the Class A-2 Notes will be payable on each Distribution Date in an amount described on the face hereof. “Distribution Date” means the 15th day of each month, or, if any such date is not a Business Day, the next succeeding Business Day, commencing July 17, 2006. The term “Distribution Date,” shall be deemed to include the Final Scheduled Distribution Date.

As described above, the entire unpaid principal amount of this Note shall be due and payable on the earlier of the Final Scheduled Distribution Date and the Redemption Date, if any, pursuant to the Indenture. As described above, a portion of the unpaid principal balance of this Note shall be due and payable on the Redemption Date, if any. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable (i) on the date on which an Event of Default shall have occurred and be continuing if the Security Insurer has declared the Notes to be immediately due and payable in the manner provided in the Indenture, so long as an Insurer Default shall not have occurred and be continuing or (ii) if an Insurer Default shall have occurred and be continuing, on the date on which an Event of Default shall have occurred and be continuing and the Trustee or the Holders of the Notes representing at least a majority of the Outstanding Amount of the Notes have declared the Notes to be immediately due and payable in the manner provided in the Indenture. All principal payments on the Class A-2 Notes shall be made pro rata to the Class A-2 Noteholders entitled thereto.

Payments of interest on this Note due and payable on each Distribution Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on each Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be

Exhibit A-2 Page 4

submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Distribution Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Distribution Date, then the Trustee, in the name of and on behalf of the Trust, will notify the Person who was the Holder hereof as of the Record Date preceding such Distribution Date by notice mailed prior to such Distribution Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Trustee’s principal Corporate Trust Office.

The Trust shall pay interest on overdue installments of interest at the Class A-2 Interest Rate to the extent lawful.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Trust pursuant to the Indenture, (i) duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or his attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar which requirements include membership or participation in Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act, and (ii) accompanied by such other documents as the Trustee may require, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note covenants and agrees (i) that no recourse may be taken, directly or indirectly, with respect to the obligations of the Trust, the Owner Trustee or the Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (a) the Seller, the Servicer, the Trustee or the Owner Trustee in its individual capacity, (b) any owner of a beneficial interest in the Trust or (c) any partner, owner, beneficiary, agent, officer, director or employee of the Seller, the Servicer, the Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Trust, the Seller, the Servicer, the Owner Trustee or the Trustee or of any successor or assign of the Seller, the Servicer, the Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity, and (ii) to treat the Notes as indebtedness for purposes of federal income, state and local income and franchise and any other income taxes.

Exhibit A-2 Page 5

Prior to the due presentment for registration of transfer of this Note, the Trust, the Trustee and the Security Insurer and any agent of the Trust, the Trustee or the Security Insurer may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Trust, the Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Trust and the rights of the Holders of the Notes under the Indenture at any time by the Trust with the consent of the Security Insurer and of the Noteholders representing a majority of the Outstanding Amount of all Notes at the time Outstanding. The Indenture also contains provisions permitting the Noteholders representing specified percentages of the Outstanding Amount of the Notes, on behalf of the Holders of all the Notes, to waive compliance by the Trust with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one of more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

The term “Trust” as used in this Note includes any successor to the Trust under the Indenture.

The Trust is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Trustee and the Noteholders under the Indenture.

The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Trust, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency herein prescribed.

Anything herein to the contrary notwithstanding, except as expressly provided in the Indenture or the Basic Documents, neither Wells Fargo Delaware Trust Company in its individual capacity, any owner of a beneficial interest in the Trust, nor any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or

Exhibit A-2 Page 6

indemnifications contained in this Note or the Indenture, it being expressly understood that said covenants, obligations and indemnifications have been made by the Owner Trustee for the sole purposes of binding the interests of the Owner Trustee in the assets of the Trust. The Holder of this Note by the acceptance hereof agrees that except as expressly provided in the Indenture or the Basic Documents, in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Trust for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

Exhibit A-2 Page 7

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

        (name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated [2]
Signature Guaranteed:

[2]	NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

Exhibit A-2 Page 8

STATEMENT OF INSURANCE

OBLIGATIONS:	UPFCAuto Receivables Trust 2006-A
$52,000,000 Class A-1 Notes
$94,000,000 Class A-2 Notes
$96,000,000 Class A-3 Notes

MBIA Insurance Corporation (the “Insurer”) has issued a Note Guaranty Insurance Policy (the “Policy”) relating to the Obligations containing the following provisions, the Policy being on file at the Corporate Trust Office of Deutsche Bank Trust Company Americas (the “Trustee”).

The Insurer, in consideration of the payment of the premium and subject to the terms of the Policy, thereby unconditionally and irrevocably guarantees to any Owner that an amount equal to each full and complete Insured Payment will be received from the Insurer by the Trustee, or its successors, as trustee for the Owners, on behalf of the Owners, for distribution by the Trustee to each Owner of each Owner’s proportionate share of the Insured Payment. The Insurer’s obligations under the Policy with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Trustee, whether or not such funds are properly applied by the Trustee. Insured Payments shall be made only at the time set forth in the Policy, and no accelerated Insured Payments shall be made regardless of any acceleration of the Obligations, unless such acceleration is at the sole option of the Insurer.

Notwithstanding the foregoing paragraph, the Policy does not cover any shortfalls, if any, attributable to the liability of the Issuer or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability). The Policy also does not cover any additional amounts due to any holder described in the second paragraph of Section 10.1(a) of the Sale and Servicing Agreement following the Servicer’s failure to exercise its optional redemption right pursuant to Section 10.1(a) of the Sale and Servicing Agreement.

The Insurer will pay any Insured Payment that is a Preference Amount on the Business Day following receipt on a Business Day by the Fiscal Agent (as described below) of (a) a certified copy of the order requiring the return of a preference payment, (b) an opinion of counsel satisfactory to the Insurer that such order is final and not subject to appeal, (c) an assignment in such form as is reasonably required by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Owner relating to or arising under the Obligations against the debtor which made such preference payment or otherwise with respect to such preference payment and (d) appropriate instruments to effect the appointment of the Insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Insurer, provided that if such documents are received after 10:00 a.m., New York City time, on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on the Obligations to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.

Exhibit A-2 Page 9

The Insurer will pay any other amount payable under the Policy no later than 10:00 a.m., New York City time, on the later of the Distribution Date on which the related Deficiency Amount is due or the Business Day following receipt in New York, New York on a Business Day by U.S. Bank Trust National Association, as Fiscal Agent for the Insurer, or any successor fiscal agent appointed by the Insurer (the “Fiscal Agent”), of a Notice (as described below), provided that if such Notice is received after 10:00 a.m., New York City time, on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making claim under the Policy, it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Trustee and the Trustee may submit an amended Notice.

Insured Payments due under the Policy, unless otherwise stated in the Policy, will be disbursed by the Fiscal Agent to the Trustee on behalf of the Owners by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Trustee for the payment of such Insured Payment and legally available therefor.

The Fiscal Agent is the agent of the Insurer only, and the Fiscal Agent shall in no event be liable to Owners for any acts of the Fiscal Agent or any failure of the Insurer to deposit, or cause to be deposited, sufficient funds to make payments due under the Policy.

Subject to the terms of the Agreement, the Insurer shall be subrogated to the rights of each Owner to receive payments under the Obligations to the extent of any payment by the Insurer under the Policy.

As used in the Policy, the following terms shall have the following meanings:

“Agreement” means the Indenture dated as of June 1, 2006 among UPFC Auto Receivables Trust 2006-A, as Issuer and Deutsche Bank Trust Company Americas, as Trustee and Trust Collateral Agent, and the Sale and Servicing Agreement (the “Sale and Servicing Agreement”) dated as of June 1, 2006 among UPFC Auto Receivables Trust 2006-A, as Issuer, UPFC Auto Receivables Corp., as Seller, United Auto Credit Corporation, as Servicer, Deutsche Bank Trust Company Americas, as Trust Collateral Agent, as Custodian, and as Backup Servicer, and Centerone Financial Services LLC, as Designated Backup SubServicer, without regard to any amendment or supplement thereto, unless such amendment or supplement has been approved in writing by the Insurer.

“Business Day” means any day other than (a) a Saturday or a Sunday or (b) a day on which banking institutions in New York City, Newport Beach, California, Wilmington, Delaware or in the city in which the corporate trust office of the Trustee under the Indenture or the Owner Trustee under the Trust Agreement is located are authorized or obligated by law or executive order to be closed.

Exhibit A-2 Page 10

“Deficiency Amount” means, for any Distribution Date, an amount equal to the excess, if any, of: (a) Scheduled Payments over (b) the sum, without duplication, of (i) the amount actually deposited into or otherwise available in the Note Distribution Account on such Distribution Date (excluding amounts to be drawn under the Note Policy) and (ii) Additional Funds Available, if any, for the Distribution Date.

“Insured Payment” means (a) as of any Distribution Date, any Deficiency Amount and (b) any Preference Amount.

“Notice” means the telephonic or telegraphic notice, promptly confirmed in writing by facsimile substantially in the form of Exhibit A attached hereto, the original of which is subsequently delivered by registered or certified mail, from the Trustee specifying the Insured Payment which shall be due and owing on the applicable Distribution Date.

“Owner” means each Note Owner (as defined in the Agreement) who, on the applicable Payment Date, is entitled under the terms of the applicable Obligations to payment thereunder.

“Preference Amount” means any amount previously distributed to an Owner on the Obligations that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time in accordance with a final nonappealable order of a court having competent jurisdiction.

Capitalized terms used in the Policy and not otherwise defined therein shall have the respective meanings set forth in the Agreement as of the date of execution of the Policy, without giving effect to any subsequent amendment to or modification of the Agreement unless such amendment or modification has been approved in writing by the Insurer.

Any notice under the Policy or service of process on the Fiscal Agent may be made at the address listed below for the Fiscal Agent or such other address as the Insurer shall specify in writing to the Trustee.

The notice address of the Fiscal Agent is 15th Floor, 61 Broadway, New York, New York 10006, Attention: Municipal Registrar and Paying Agency, or such other address as the Fiscal Agent shall specify to the Trustee in writing.

THE POLICY IS BEING ISSUED UNDER AND PURSUANT TO, AND SHALL BE CONSTRUED UNDER, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

The insurance provided by the Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

The Policy is not cancelable for any reason. The premium on the Policy is not refundable for any reason, including payment, or provision being made for payment, prior to maturity of the Obligations.

MBIA INSURANCE CORPORATION

Exhibit A-2 Page 11

EXHIBIT A-3

REGISTERED	$96,000,000

No. 1

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP NO. 91530G AC 6

Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Trust or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

UPFC AUTO RECEIVABLES TRUST 2006-A

CLASS A-3 5.49% ASSET BACKED NOTE

UPFC Auto Receivables Trust 2006-A, a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the “Trust”), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of $96,000,000 payable on each Distribution Date in an amount equal to the result obtained by multiplying (i) a fraction the numerator of which is $96,000,000 and the denominator of which is $96,000,000 by (ii) the aggregate amount, if any, payable from the Note Distribution Account in respect of principal on the Class A-3 Notes pursuant to the Indenture; provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the May 15, 2012 Distribution Date (the “Final Scheduled Distribution Date”). The Trust will pay interest on this Note at the rate per annum shown above on each Distribution Date until the principal of this Note is paid or made available for payment. Interest on this Note will accrue for each Distribution Date from the most recent Distribution Date on which interest has been paid to but excluding such Distribution Date or, if no interest has yet been paid, from June 15, 2006. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Trust with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

Exhibit A-3 Page 1

The Notes are entitled to the benefits of a note guaranty insurance policy (the “Note Policy”) issued by MBIA Insurance Corporation (the “Security Insurer”), pursuant to which the Security Insurer has unconditionally guaranteed payments of Scheduled Payments, all as more fully set forth in the Note Policy.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

Exhibit A-3 Page 2

IN WITNESS WHEREOF, the Trust has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer as of the date set forth below.

Date: June 15, 2006	UPFC AUTO RECEIVABLES TRUST 2006-A

	By:	WELLS FARGO DELAWARE TRUST COMPANY, not in its individual capacity but solely as Owner Trustee under the Trust Agreement

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

Date: June 15, 2006	DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity but solely as Trustee

By:
Authorized Signer

Exhibit A-3 Page 3

[REVERSE OF NOTE]

This Note is one of a duly authorized issue of Notes of the Trust, designated as its Class A-3 5.49% Asset Backed Notes (herein called the “Class A-3 Notes”), all issued under an Indenture dated as of June 1, 2006 (such indenture, as supplemented or amended, is herein called the “Indenture”), between the Trust and Deutsche Bank Trust Company Americas, as trustee (the “Trustee,” which term includes any successor Trustee under the Indenture) and as trust collateral agent (the “Trust Collateral Agent”), which term includes any successor Trust Collateral Agent) to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Trust, the Trustee and the Holders of the Notes. The Notes are subject to all terms of the Indenture. All terms used in this Note that are defined in the Indenture, as supplemented or amended, shall have the meanings assigned to them in or pursuant to the Indenture, as so supplemented or amended.

The Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes (together, the “Notes”) are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture.

Principal of the Class A-3 Notes will be payable on each Distribution Date in an amount described on the face hereof. “Distribution Date” means the 15th day of each month, or, if any such date is not a Business Day, the next succeeding Business Day, commencing July 17, 2006. The term “Distribution Date,” shall be deemed to include the Final Scheduled Distribution Date.

As described above, the entire unpaid principal amount of this Note shall be due and payable on the earlier of the Final Scheduled Distribution Date and the Redemption Date, if any, pursuant to the Indenture. As described above, a portion of the unpaid principal balance of this Note shall be due and payable on the Redemption Date, if any. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable (i) on the date on which an Event of Default shall have occurred and be continuing if the Security Insurer has declared the Notes to be immediately due and payable in the manner provided in the Indenture, so long as an Insurer Default shall not have occurred and be continuing or (ii) if an Insurer Default shall have occurred and be continuing, on the date on which an Event of Default shall have occurred and be continuing and the Trustee or the Holders of the Notes representing at least majority of the Outstanding Amount of the Notes have declared the Notes to be immediately due and payable in the manner provided in the Indenture. All principal payments on the Class A-3 Notes shall be made pro rata to the Class A-3 Noteholders entitled thereto.

Payments of interest on this Note due and payable on each Distribution Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on each Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be

Exhibit A-3 Page 4

submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Distribution Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Distribution Date, then the Trustee, in the name of and on behalf of the Trust, will notify the Person who was the Holder hereof as of the Record Date preceding such Distribution Date by notice mailed prior to such Distribution Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Trustee’s principal Corporate Trust Office.

The Trust shall pay interest on overdue installments of interest at the Class A-3 Interest Rate to the extent lawful.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Trust pursuant to the Indenture, (i) duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or his attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar which requirements include membership or participation in Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act, and (ii) accompanied by such other documents as the Trustee may require, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note covenants and agrees (i) that no recourse may be taken, directly or indirectly, with respect to the obligations of the Trust, the Owner Trustee or the Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (a) the Seller, the Servicer, the Trustee or the Owner Trustee in its individual capacity, (b) any owner of a beneficial interest in the Trust or (c) any partner, owner, beneficiary, agent, officer, director or employee of the Seller, the Servicer, the Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Trust, the Seller, the Servicer, the Owner Trustee or the Trustee or of any successor or assign of the Seller, the Servicer, the Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity, and (ii) to treat the Notes as indebtedness for purposes of federal income, state and local income and franchise and any other income taxes.

Exhibit A-3 Page 5

Prior to the due presentment for registration of transfer of this Note, the Trust, the Trustee and the Security Insurer and any agent of the Trust, the Trustee or the Security Insurer may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Trust, the Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Trust and the rights of the Holders of the Notes under the Indenture at any time by the Trust with the consent of the Security Insurer and of the Noteholders representing a majority of the Outstanding Amount of all Notes at the time Outstanding. The Indenture also contains provisions permitting the Noteholders representing specified percentages of the Outstanding Amount of the Notes, on behalf of the Holders of all the Notes, to waive compliance by the Trust with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one of more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

The term “Trust” as used in this Note includes any successor to the Trust under the Indenture.

The Trust is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Trustee and the Noteholders under the Indenture.

The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Trust, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency herein prescribed.

Anything herein to the contrary notwithstanding, except as expressly provided in the Indenture or the Basic Documents, neither Wells Fargo Delaware Trust Company in its individual capacity, any owner of a beneficial interest in the Trust, nor any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or

Exhibit A-3 Page 6

indemnifications contained in this Note or the Indenture, it being expressly understood that said covenants, obligations and indemnifications have been made by the Owner Trustee for the sole purposes of binding the interests of the Owner Trustee in the assets of the Trust. The Holder of this Note by the acceptance hereof agrees that except as expressly provided in the Indenture or the Basic Documents, in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Trust for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

Exhibit A-3 Page 7

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated [3]	_____________________________________________
Signature Guaranteed:
_____________________________________________	___________________________________________

[3]	NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

Exhibit A-3 Page 8

STATEMENT OF INSURANCE

OBLIGATIONS:	UPFC Auto Receivables Trust 2006-A
$52,000,000 Class A-1 Notes
$94,000,000 Class A-2 Notes
$96,000,000 Class A-3 Notes

MBIA Insurance Corporation (the “Insurer”) has issued a Note Guaranty Insurance Policy (the “Policy”) relating to the Obligations containing the following provisions, the Policy being on file at the Corporate Trust Office of Deutsche Bank Trust Company Americas (the “Trustee”).

The Insurer, in consideration of the payment of the premium and subject to the terms of the Policy, thereby unconditionally and irrevocably guarantees to any Owner that an amount equal to each full and complete Insured Payment will be received from the Insurer by the Trustee, or its successors, as trustee for the Owners, on behalf of the Owners, for distribution by the Trustee to each Owner of each Owner’s proportionate share of the Insured Payment. The Insurer’s obligations under the Policy with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Trustee, whether or not such funds are properly applied by the Trustee. Insured Payments shall be made only at the time set forth in the Policy, and no accelerated Insured Payments shall be made regardless of any acceleration of the Obligations, unless such acceleration is at the sole option of the Insurer.

Notwithstanding the foregoing paragraph, the Policy does not cover any shortfalls, if any, attributable to the liability of the Issuer or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability). The Policy also does not cover any additional amounts due to any holder described in the second paragraph of Section 10.1(a) of the Sale and Servicing Agreement following the Servicer’s failure to exercise its optional redemption right pursuant to Section 10.1(a) of the Sale and Servicing Agreement.

The Insurer will pay any Insured Payment that is a Preference Amount on the Business Day following receipt on a Business Day by the Fiscal Agent (as described below) of (a) a certified copy of the order requiring the return of a preference payment, (b) an opinion of counsel satisfactory to the Insurer that such order is final and not subject to appeal, (c) an assignment in such form as is reasonably required by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Owner relating to or arising under the Obligations against the debtor which made such preference payment or otherwise with respect to such preference payment and (d) appropriate instruments to effect the appointment of the Insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Insurer, provided that if such documents are received after 10:00 a.m., New York City time, on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on the Obligations to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.

Exhibit A-3 Page 9

The Insurer will pay any other amount payable under the Policy no later than 10:00 a.m., New York City time, on the later of the Distribution Date on which the related Deficiency Amount is due or the Business Day following receipt in New York, New York on a Business Day by U.S. Bank Trust National Association, as Fiscal Agent for the Insurer, or any successor fiscal agent appointed by the Insurer (the “Fiscal Agent”), of a Notice (as described below), provided that if such Notice is received after 10:00 a.m., New York City time, on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making claim under the Policy, it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Trustee and the Trustee may submit an amended Notice.

Insured Payments due under the Policy, unless otherwise stated in the Policy, will be disbursed by the Fiscal Agent to the Trustee on behalf of the Owners by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Trustee for the payment of such Insured Payment and legally available therefor.

The Fiscal Agent is the agent of the Insurer only, and the Fiscal Agent shall in no event be liable to Owners for any acts of the Fiscal Agent or any failure of the Insurer to deposit, or cause to be deposited, sufficient funds to make payments due under the Policy.

Subject to the terms of the Agreement, the Insurer shall be subrogated to the rights of each Owner to receive payments under the Obligations to the extent of any payment by the Insurer under the Policy.

As used in the Policy, the following terms shall have the following meanings:

“Agreement” means the Indenture dated as of June 1, 2006 among UPFC Auto Receivables Trust 2006-A, as Issuer and Deutsche Bank Trust Company Americas, as Trustee and Trust Collateral Agent, and the Sale and Servicing Agreement (the “Sale and Servicing Agreement”) dated as of June 1, 2006 among UPFC Auto Receivables Trust 2006-A, as Issuer, UPFC Auto Receivables Corp., as Seller, United Auto Credit Corporation, as Servicer, Deutsche Bank Trust Company Americas, as Trust Collateral Agent, as Custodian, and as Backup Servicer, and Centerone Financial Services LLC, as Designated Backup SubServicer, without regard to any amendment or supplement thereto, unless such amendment or supplement has been approved in writing by the Insurer.

“Business Day” means any day other than (a) a Saturday or a Sunday or (b) a day on which banking institutions in New York City, Newport Beach, California, Wilmington, Delaware or in the city in which the corporate trust office of the Trustee under the Indenture or the Owner Trustee under the Trust Agreement is located are authorized or obligated by law or executive order to be closed.

Exhibit A-3 Page 10

“Deficiency Amount” means, for any Distribution Date, an amount equal to the excess, if any, of: (a) Scheduled Payments over (b) the sum, without duplication, of (i) the amount actually deposited into or otherwise available in the Note Distribution Account on such Distribution Date (excluding amounts to be drawn under the Note Policy) and (ii) Additional Funds Available, if any, for the Distribution Date.

“Insured Payment” means (a) as of any Distribution Date, any Deficiency Amount and (b) any Preference Amount.

“Notice” means the telephonic or telegraphic notice, promptly confirmed in writing by facsimile substantially in the form of Exhibit A attached hereto, the original of which is subsequently delivered by registered or certified mail, from the Trustee specifying the Insured Payment which shall be due and owing on the applicable Distribution Date.

“Owner” means each Note Owner (as defined in the Agreement) who, on the applicable Payment Date, is entitled under the terms of the applicable Obligations to payment thereunder.

“Preference Amount” means any amount previously distributed to an Owner on the Obligations that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time in accordance with a final nonappealable order of a court having competent jurisdiction.

Capitalized terms used in the Policy and not otherwise defined therein shall have the respective meanings set forth in the Agreement as of the date of execution of the Policy, without giving effect to any subsequent amendment to or modification of the Agreement unless such amendment or modification has been approved in writing by the Insurer.

Any notice under the Policy or service of process on the Fiscal Agent may be made at the address listed below for the Fiscal Agent or such other address as the Insurer shall specify in writing to the Trustee.

The notice address of the Fiscal Agent is 15th Floor, 61 Broadway, New York, New York 10006, Attention: Municipal Registrar and Paying Agency, or such other address as the Fiscal Agent shall specify to the Trustee in writing.

THE POLICY IS BEING ISSUED UNDER AND PURSUANT TO, AND SHALL BE CONSTRUED UNDER, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

The insurance provided by the Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

The Policy is not cancelable for any reason. The premium on the Policy is not refundable for any reason, including payment, or provision being made for payment, prior to maturity of the Obligations.

MBIA INSURANCE CORPORATION

Exhibit A-3 Page 11

SCHEDULE A

REPRESENTATIONS AND WARRANTIES OF THE TRUST

Representations and Warranties Regarding the Receivables:

1. Security Interest in Financed Vehicle. This Indenture creates a valid and continuing security interest (as defined in the applicable UCC) in the Receivables in favor of the Trust Collateral Agent, which security interest is prior to all other Liens, and is enforceable as such as against creditors of and purchasers from the Seller. The Trust owns and has good and marketable title to the Receivables free and clear of any Lien (other than the Lien in favor of the Trust Collateral Agent), claim or encumbrance of any Person.

2. All Filings Made. The Trust has taken all steps necessary to perfect the Trust Collateral Agent’s security interest in the property securing the Receivables, provided that, if not done as of the Closing Date, the Trust will cause, within ten days of the Closing Date, the filing of all appropriate financing statements in the proper filing office in the State of Delaware under applicable law in order to perfect the security interest in the Receivables granted to the Trust Collateral Agent hereunder.

3. No Impairment. The Trust has not done anything to convey any right to any Person that would result in such Person having a right to payments due under the Receivable or otherwise to impair the rights of the Security Insurer, the Trustee, the Trust Collateral Agent and the Noteholders in any Receivable or the proceeds thereof. Other than the security interest granted to the Trust Collateral Agent pursuant to this Indenture, the Trust has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables. The Trust has not authorized the filing of and is not aware of any financing statements against the Trust that include a description of collateral covering the Receivables other than any financing statement relating to the security interest granted to the Trust Collateral Agent hereunder or that has been terminated. The Trust is not aware of any judgment or tax lien filings against it.

4. Chattel Paper. The Receivables constitute chattel paper within the meaning of the UCC as in effect in the States of California, Florida, New York, Delaware, Nevada and Minnesota.

5. Good Title. Immediately prior to the pledge of the Receivables to the Trust Collateral Agent pursuant to this Indenture, the Trust was the sole owner thereof and had good and indefeasible title thereto, free of any Lien and, upon execution and delivery of this Agreement, the Trust shall have good and indefeasible title to and will be the sole owner of such Receivables, free of any Lien. No Dealer or Third-Party Lender has a participation in, or other right to receive, proceeds of any Receivable. The Trust has not taken any action to convey any right to any Person that would result in such Person having a right to payments received under the related Insurance Policies or the related Dealer Agreements, Auto Loan Purchase and Sale Agreements, Dealer Assignments or Third-Party Lender Assignments or to payments due under such Receivables.

6. Possession of Original Copies. The Servicer, as Custodian on behalf of the Trust, has in its possession all original copies of the contracts that constitute or evidence the Receivable.

Schedule A Page 1

SCHEDULE B

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by the Indenture Trustee, shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”:

Reference	Criteria
Cash Collection and Administration

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.
Investor Remittances and Reporting

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.

Date:

By:
Name:
Title:

Schedule B Page 1